                                                                    Exhibit 4(c)


--------------------------------------------------------------------------------


                           THE LAMSON & SESSIONS CO.

                             DEFERRED SAVINGS PLAN


--------------------------------------------------------------------------------



             AS AMENDED AND RESTATED EFFECTIVE:  December 31, 1988

              ARTICLE  TITLE                                  PAGE
              -------  -------------------------------------  ----

                    I  Preliminary Matters                     1-1
                   II  Definitions                             2-1
                  III  Eligibility and Participation           3-1
                   IV  Participant Accounts                    4-1
                    V  Salary Reduction                        5-1
                   VI  Employer Contributions                  6-1
                  VII  Limitations on Contributions            7-1
                 VIII  Voluntary and Rollover Contributions    8-1
                   IX  Direction of Investments                9-1
                    X  Retirement and Disability Benefits     10-1
                   XI  Vesting and Termination of Employment  11-1
                  XII  Distribution of Benefits               12-1
                 XIII  Benefits Payable Upon Death            13-1
                  XIV  Withdrawals From Accounts              14-1
                   XV  Plan Administration                    15-1
                  XVI  The Trustee                            16-1
                 XVII  Amendment and Termination of Plan      17-1
                XVIII  Limitations on Annual Additions        18-1
                  XIX  Top-Heavy Provisions                   19-1
                   XX  Loans                                  20-1
                  XXI  Insurance Policies                     21-1
                 XXII  Miscellaneous Provisions               22-1





                                      (ii)

                           AMENDMENT AND RESTATEMENT
                                       OF
                           THE LAMSON & SESSIONS CO.
                             DEFERRED SAVINGS PLAN

--------------------------------------------------------------------------------

     THIS AMENDMENT AND RESTATEMENT is entered into by and between THE LAMSON & SESSIONS CO., a corporation organized and existing under and by virtue of the laws of the State of Ohio (hereinafter called the "Principal Employer" and the "Employer"), and C.E. ALLEN, J.J. ABEL, R.E. HOUSE and L.C. ANDREANO, the individual trustees hereunder (hereinafter collectively called the "Trustee");

                              W I T N E S S E T H:

     WHEREAS, on September 5, 1986 the Principal Employer established The Lamson & Sessions Co. Deferred Savings Plan (hereinafter called the "Plan"), effective December 1, 1985; and

     WHEREAS, the Plan has been amended since its establishment; and

     WHEREAS, effective January 1, 1992, The Lamson & Sessions Co. Carlon Division Deferred Savings Plan was merged into the Plan; and

     WHEREAS, it is the desire of the Principal Employer to amend and restate the Plan in order to bring it into compliance with the Tax Reform Act of 1986 and regulations issued thereunder and various other laws and regulations currently in effect, and to make certain other necessary and desirable changes;

     NOW THEREFORE, the Principal Employer hereby amends and restates the Plan effective, except as otherwise provided herein, as of December 31, 1988, as follows:

                                   ARTICLE I

                              Preliminary Matters
                              -------------------

     1.1 Name of Plan. The Plan shall continue to be known as The Lamson & Sessions Co. Deferred Savings Plan.

     1.2 Purpose of Plan. The purpose of the Plan is to provide retirement and other benefits for those Employees who qualify for participation under the terms of the Plan. It is intended that the Plan shall constitute a qualified profit-sharing plan and trust within the meaning of Section 401(a) of the Code and a cash or deferred arrangement within the meaning of
Section 401(k) of the Code. It is further intended that the Plan be exempt from the joint and survivor annuity and preretirement survivor annuity requirements of Section 401(a) (11(A) of the Code to the extent permitted by Section 401(a) (11) (B) of the Code.

     1.3 Participation by More Than One Employer. Except as otherwise provided by the Plan, if there is more than one Employer participating under the Plan, the Plan shall be construed as if it constituted a separate plan for each Employer; however (1) an Employee's Hours of Service, Years of Service, Compensation, employment and termination of employment shall be determined as if all Employers were a single Employer, (2) the limitation on Deferral Percentages under Article VII shall be determined as if all Employers were a single Employer, and (3) the Principal Employer shall have the sole authority and responsibility for the administration, control and management of the Plan as more fully provided in various Sections of the Plan. An Employer who adopts the Plan with the approval of the Principal Employer (pursuant to Section 2.11) after the Effective Date shall become a party to this agreement without further formality. The Principal Employer shall cause copies of such adoption and approval to be delivered to the Trustee.




                                      1-1

                                   ARTICLE II

                                  Definitions
                                  -----------

     Unless otherwise required by the context, the following words and phrases used in the Plan shall have the meanings set forth in this Article II.

     2.1 "Additional Employer Contribution Account" shall mean an account established for a Participant pursuant to Section 4.1(b).

     2.2 "Affiliate" shall mean any corporation or business organization during any period during which it is a member of a controlled group of corporations or trades or businesses which includes the Employer within the meaning of Sections 414(b) and 414(c) of the Code or is a member of an affiliated service group which includes the Employer within the meaning of Section 414(m) of the Code.

     2.3 "Beneficiary" shall mean any individual(s) or legal entity designated by a Participant pursuant to Section 13.4 to receive any benefits which may be payable under the Plan by reason of the death of the Participant.

     2.4 "Board of Directors" shall mean the Board of Directors of the Principal Employer.

     2.5 "Carlon Plan" shall mean The Lamson & Sessions Co. Carlon Division Deferred Savings Plan.

     2.6 "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

     2.7 "Compensation" shall generally mean taxable remuneration paid to a Participant for services rendered to the Employer which must be reported as wages on the Participant's Form W-2 for income tax purposes. "Compensation" shall be increased for salary reduction amounts which are excluded from the taxable income of the Participant under Sections 125, 402(e) (3) and 402(h) of the Code. "Compensation" shall be reduced by all of the following amounts even if they are taxable to the Participant:

          (a)  expense reimbursements, expense allowances or moving expenses;

          (b)  cash and non-cash fringe benefits and welfare benefits;

          (c)  deferred compensation.



                                      2-1

     In addition, on or after the Restatement Date and prior to January 1, 1994, a Participant's "Compensation" shall not exceed Two Hundred Thousand Dollars ($200,000) (plus any increase for cost-of-living as shall be prescribed by the Secretary of the Treasury pursuant to Sections 401(a) (17) and 415(d) of the Code). On or after January 1, 1994, a Participant's "Compensation" shall not exceed One Hundred Fifty Thousand Dollars ($150,000) (plus any adjustment for cost-of-living or otherwise as shall be prescribed by the Secretary of the Treasury pursuant to Sections 401(a) (17) and 415(d) of the Code). In determining the limit on "Compensation" set forth in the preceding sentences, the family aggregation rules contained in Section 414(q) (6) of the Code shall apply, except that in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age nineteen (19) before the close of the calendar year. If, as a result of the application of such family aggregation rules, the limit on "Compensation" set forth above is exceeded, the amount of each family member's "Compensation" which shall count toward the limit shall equal that portion of the limit which bears the same relationship to the limit as such family member's "Compensation" as determined under this Section 2.7 prior to the application of such "Compensation" limit ("Unlimited Compensation") bears to the total Unlimited Compensation of all the family members.

     2.8 "Effective Date" of the Plan shall mean December 1, 1985.

     2.9 "Eligible Employee" shall mean any Employee, other than a Leased Employee, who has satisfied the eligibility requirements of Section 3.1 and is eligible to participate in the Plan.

     2.10 "Employee" shall mean any person, including a Leased Employee, who is:

          (a) employed by the Employer as a salaried employee, but excluding a person who is employed at the Employer's Carlon Division for periods prior to January 1, 1992; or

          (b) for periods commencing on or after December 31, 1989 and ending prior to May 27, 1994, employed as an hourly employee at the Midland Steel Products Division of The Lamson & Sessions Co. Janesville, Wisconsin plant; or

          (c) for periods commencing on or after April 1, 1993, employed as an hourly paid employee at the Clinton, Iowa Plant of the Employer's Carlon Division and who is a member of the collective bargaining unit represented by the Plastic Workers Local Union No. 18 of the Plastics Workers Union, AFL-CIO; or



                                      2-2

          (d) for periods commencing on or after January 1, 1994, employed as an hourly paid employee at the Bowling Green, Ohio Plant of the Employer; or

          (e) for periods commencing on or after January 1, 1994 and ending prior to May 27, 1994, employed as a plant guard at the Midland Steel Products Division of The Lamson & Sessions Co. - Cleveland, Ohio plant and who is a member of the collective bargaining unit represented by the National Production Workers of Cleveland, Local 707; or

          (f) for periods commencing on or after April 1, 1994, employed as an hourly paid employee at the Employer's Valley-Todeco Division, other than a person who is employed for one or more specified job contracts or who is in a class of employees which generally works less than five hundred (500) Hours of Service in any given calendar year; or

          (g) for periods commencing on or after July 1, 1994, employed as an hourly paid employee at the Woodland, California Plant of the Employer's Carlon Division; or

          (h) for periods commencing on or after January 1, 1995, employed as an hourly paid employee at the Oklahoma City, Oklahoma Plant of the Employer's Carlon Division; or

          (i) for periods commencing on or after January 1, 1995, employed as an hourly paid employee at the Pasadena, Texas Plant of the Employer's Carlon Division.

For purposes of subparagraph (f) above, an employee will be deemed to be an employee "for specified job contracts" if his job contract with the Valley-Todeco Division of the Employer is in writing and terminates upon completion of said specified job contract.

     2.11 "Employer" shall mean The Lamson & Sessions Co. and any Affiliate which is designated by the Board of Directors as entitled to adopt the Plan for its eligible Employees, and does so by a vote of its governing body; and any successor to any of the foregoing.

     2.12 "Employer Account" shall mean a Participant's Additional Employer Contribution Account on the Restatement Date and shall mean a Participant's Matching Employer Contribution Account and Additional Employer Contribution Account after the Restatement Date.




                                      2-3

     2.13 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations issued pursuant thereto.

     2.14 "Group Annuity Policy" shall mean any group annuity policy or policies issued by the Insurance Company to the Trustee for purposes of funding all or a portion of the benefits of the Plan pursuant to Section 16.2.

     2.15 "Highly Compensated Employee" shall mean any Employee or former Employee who is highly compensated for a Plan Year as described in Section 414(q) of the Code, which is hereby incorporated by reference. A Highly Compensated Employee is described herein for informational purposes as an Employee during a Plan Year if either:

     (a) during the preceding Plan Year, he:

               (i) was at any time a five percent (5%) or more actual or constructive owner of the Employer; or

               (ii) received Total Compensation (as defined in Section 7.1(e))
                    from the Employer in excess of Eighty-One Thousand Seven Hundred Twenty Dollars ($81,720.00) (plus any increase for cost-of-living as shall be prescribed by the Secretary of the Treasury pursuant to Section 414(q) (1) of the Code); or

              (iii) received Total Compensation (as defined in Section 7.1(e))
                    from the Employer in excess of Fifty-Four Thousand Four Hundred Eighty Dollars ($54,480.00) (plus any increase for cost-of-living as shall be prescribed by the Secretary of the Treasury pursuant to Section 414(q) (1) of the Code) and was in the "top paid group" of employees of the Employer for such Plan Year; or

               (iv) was at any time an officer of the Employer and received
                    Total Compensation (as defined in Section 7.1(e)) greater than fifty percent (50%) of the amount in effect under
                    Section 415(b) (1) (A) of the Code for such Plan Year (plus any increase for cost of living as determined by the Secretary of the Treasury or his delegate); or

     (b) during the current Plan Year, he either:




                                      2-4

               (i) was at any time a five percent (5%) or more actual or constructive owner of the Employer; or

               (ii) was one of the one hundred (100) highest paid employees of the Employer for the current Plan Year and meets the requirements of (a) (ii), (a) (iii) or (a) (iv) above for the current Plan Year.

     For purposes of determining the members of the "top paid group" under subparagraph (a) (iii) above, an Employee is a member of the top paid group for any Plan Year if for such Plan Year the Employee is a member of a group consisting of the top paid twenty percent (20%) of employees of the Employer ranked on the basis of Total Compensation (as defined in Section 7.1(e)) from the Employer during the Plan Year. In determining the members of the top paid group, the following employees shall be excluded:

     (A) employees who have not completed six (6) months of service;

     (B) employees who normally work less than seventeen and one-half (17-1/2) hours per week;

     (C) employees who normally work not more than six (6) months during any year;

     (D) employees who have not attained age twenty-one (21);

     (E) except to the extent provided in regulations, employees who are included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and the Employer; and

     (F) employees who are nonresident aliens and who receive no earned income (within the meaning of Section 911(d) (2) of the Code) from the Employer which constitutes income from sources within the United States (within the meaning of Section 861(a) (3) of the Code).

The Employer may elect (in such manner as may be provided by the Secretary of the Treasury or his delegate) to apply subparagraph (A), (B), (C), or (D) above by substituting a shorter period of service, smaller number of hours or months, or lower age for the period of service, number of hours or months, or age (as the case may be) than that specified in such subparagraph.




                                      2-5

     For purposes of determining the number and identity of "officers" in subparagraph (a) (iv) above:

          (I) The total number of employees treated as officers shall be limited to the lesser of:

               (l)  fifty (50); or

               (2) the greater of three (3) employees or ten percent (10%) of all employees of the Employer; but

          (II) If no employee would be described as an officer pursuant to subparagraph (a) (iv) above, the highest paid officer shall be treated as described in such subparagraph.

     A Highly Compensated Former Employee is described herein for informational purposes as a former Employee if either:

          (a) such Employee was a Highly Compensated Employee when he terminated employment; or

          (b) such Employee was a Highly Compensated Employee at any time after attaining age fifty-five (55).

     If any individual is a member of the family of a five percent (5%) owner or of a Highly Compensated Employee in the group consisting of the ten (10) Highly Compensated Employees paid the greatest Total Compensation (as defined in Section 7.1(e)) by the Employer during the Plan Year, then for purposes of any Section of the Plan which uses the term Highly Compensated Employee, (A) such individual shall not be considered a separate employee, and (B) any such Total Compensation paid to such individual by the Employer (and any applicable contribution on behalf of such individual) shall be treated as if it were paid to (or on behalf of) the Highly Compensated Employee. For purposes of the foregoing and except as provided in Section 2.7 hereof, the word "family" shall mean, with respect to any employee, such employee's spouse and lineal ascendants or descendants and the spouses of such lineal ascendants or descendants.

     Solely for purposes of determining Highly Compensated Employees, an Affiliate shall also be deemed to be the Employer.

          2.16 "Hour of Service" shall mean:

          (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer or any Affiliate. Hours under this paragraph (a) shall be credited to the Employee for the computation period in which the duties are performed;



                                      2-6

          (b) Each hour for which an Employee is paid, or entitled to payment, by the Employer or any Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) -due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than five hundred and one (501) Hours of Service shall be credited under this paragraph (b) for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph (b) shall be calculated and credited pursuant to Section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference;

          (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Employer or any Affiliate. The same Hours of Service shall not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). Hours under this paragraph (c) shall be credited to the Employee for the computation period or Operiods to which the award or agreement pertains rather than the computation period in which the award, agreement or payment is made.

     In determining whether a One-Year Break in Service under Section 11.6 has occurred, an Employee who is absent from work commencing on or after December 1, 1985 for maternity or paternity reasons shall receive credit for the Hours of Service which would otherwise have been credited to him under this Section
2.16 but for such absence, or in any case in which such hours cannot be determined, eight (8) Hours of Service per day of such absence.

     For purposes of this Section 2.16, an absence from work for "maternity or paternity reasons" means an absence (1) by reason of the pregnancy of the individual, (2) by reason of a birth of a child of the Employee, (3) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The Hours of Service credited under this Section 2.16 shall be credited (A) in the computation period in which the absence begins if the crediting is necessary to prevent a One-Year Break in Service in that period, or (B) in all other cases, in the following computation period. The Plan Administrator shall determine under rules of uniform application and based on information provided by the Employee whether or not the Employee's absence from work is due to "maternity or paternity reasons".



                                      2-7

     2.17 "Insurance Company" shall mean New England Mutual Life Insurance Company of Boston, Massachusetts or such other insurance company as the Principal Employer may designate.

     2.18 "Leased Employee" shall mean any individual (other than a common-law employee of the Employer) who, pursuant to an agreement between the Employer and any leasing organization, has performed services for the Employer or for related persons, as determined in accordance with Section 414(n) (6) of the Code, on a substantially full-time basis for a period of at least one (1) year; provided, however, that such services are of a type historically performed by employees in the business field of the Employer.

     2.19 "Limitation Year" shall mean the calendar year, unless the Board of Directors designates another twelve (12) month period.

     2.20 "Matching Employer Contribution Account" shall mean an account established for a Participant after the Restatement Date pursuant to Article IV.

     2.21 "Non-Highly Compensated Employee" shall mean any Eligible Employee who is not a Highly Compensated Employee.

     2.22 "Normal Retirement Date" shall mean the date a Participant attains age sixty-five (65).

     2.23 "Participant" shall mean any Employee who:

     (a) is an Eligible Employee and has completed the requirements of Section 3.2; or

     (b) on January 1, 1992 was a Participant in the Carlon Plan immediately prior to such date; or

     (c) on April 1, 1993 was an hourly paid employee of the Clinton, Iowa Plant, was a participant in the Retirement Plan for Hourly Paid Employees of Participating Units of the Carlon Division of The Lamson & Sessions Co. immediately prior to such date, met the eligibility requirements of Section 3.1 on April 1, 1993 and completed the requirements of Section 3.2; and

and shall also include any former Employee who is receiving or is eligible to receive benefits under the Plan.

     2.24 "Participation Date" shall mean:

     (a)  for periods commencing on or after the Restatement Date   and prior
          to   December   31, 1991,  the



                                      2-8

          Restatement Date and each July 1 and December 31 thereafter; or

     (b) for periods commencing on or after December 31, 1991 and prior to January 1, 1993, December 31, 1991 and each January 1 and July 1 thereafter; or

     (c) for periods commencing on or after January 1, 1993, the first day of each calendar quarter.

     2.25 "Plan" shall mean The Lamson & Sessions Co. Deferred Savings Plan, as the same may be amended from time to time.

     2.26 "Plan Administrator" shall mean the Principal Employer unless an officer of the Principal Employer or other person has been designated by the Principal Employer to act as Plan Administrator under the Plan.

     2.27 "Plan Year" shall mean the calendar year for periods commencing after December 31, 1991, shall mean the period which commenced and simultaneously ended on December 31, 1991 for the period which commenced immediately prior to January 1, 1992, shall mean each twelve (12) month period which commenced on December 31 and ended on December 30 for periods which commenced after December 30, 1988 and ended prior to December 31, 1991, shall mean the period which commenced on January 1, 1988 and ended on December 30, 1988 for the period immediately prior to December 31, 1988, shall mean the calendar year for the period immediately prior to January 1, 1988, shall mean the month of December 1986 for the period immediately prior to January 1, 1987 and shall mean the 12 month period which commenced on December 1, 1985 and ended on November 30, 1986 for the first Plan Year.

     2.28 "Policy" shall mean any life insurance contract issued by the Insurance Company to the Trustee pursuant to Article XXI.

     2.29 "Principal Employer" shall mean The Lamson & Sessions Co. and any successor thereto who assumes the obligations of the Principal Employer under the Plan.

     2.30 "Restatement Date" of the Plan shall mean December 31, 1988.

     2.31 "Salary Reduction Account" shall mean an account established for a Participant pursuant to Section 4.1(a).

     2.32 "Salary Reduction Agreement" shall mean the agreement entered into by a Participant with the Employer to reduce his Compensation pursuant to Section 5.1.

     2.33 "Spouse" shall mean the spouse of the Participant; provided, however, that to the extent required by any qualified



                                      2-9
domestic relations order (as defined in Section 414(p) of the Code), a former spouse of the Participant shall be treated as the Spouse of such Participant.

     2.34 "Trust Fund" shall mean the fund established pursuant to the Plan, and shall include all the assets held by the Trustee under the Plan.

     2.35 "Trustee" shall mean the party or parties named herein to act as Trustee under the Plan, and any duly appointed additional or successor Trustee or Trustees acting hereunder.

     2.36 "Valuation Date" shall mean, with respect to assets held under the Group Annuity Policy, the last day of each calendar month, and with respect to all other Trust Fund assets, December 31 and such other date as may be designated by the Plan administrator for the valuation of the Trust Fund assets.

     2.37 "Year of Service" for all purposes of the Plan except determining eligibility under Article III, shall mean any Plan Year during which the Employee completes at least one thousand (1,000) Hours of Service, provided, however, that an Employee who completed one thousand (1,000) Hours of Service during the 1988 calendar year shall be credited with a Year of Service for the Plan Year ended December 30, 1988, irrespective of whether he completed less than one thousand (1,000) Hours of Service during said Plan Year, and provided further that an Employee who completed one thousand (1,000) Hours of Service during the 1991 calendar year shall be credited with a Year of Service for the Plan Year ended December 31, 1991, irrespective of whether he completed less than one thousand (1,000) Hours of Service during said Plan Year. For purposes of determining an Employee's eligibility under Article III, an Employee shall be deemed to have completed one-half (1/2) Year of Service at the end of the six (6) month period which commences on the date he first completed an Hour of Service, irrespective of the number of Hours of Service he completed during such period or whether his employment during such period was continuous.

     For purposes of determining a Year of Service, employment with any Affiliate shall be treated as employment with the Employer. Furthermore, Year of Service shall include Years of Service in a prior or subsequent job classification with the Employer.

     If an Employee is absent from active employment with the Employer due to entrance into the Armed Forces of the United States of America and returns to such active employment during the period his reemployment rights are retained under applicable law, he shall receive such credit for Years of Service during such absence as may be required under applicable law.




                                      2-10

                                  ARTICLE III

                         Eligibility and Participation

     3.1 Eligibility Requirements. Each Employee who was a Participant in the Plan immediately prior to the Restatement Date shall continue to be a Participant. Each other Employee, other than a Leased Employee, who did not become a Participant prior to the Restatement Date, shall be eligible to become a Participant on the first Participation Date coincident with or next following the date on which he attains age twenty-one (21) and completes at least one-half (1/2) Year of Service.

     3.2 Salary Reduction Agreement. To become a Participant, an Eligible Employee must execute a Salary Reduction Agreement. The Plan Administrator shall notify each Employee of his eligibility in advance of the Participation Date on which the Employee is first eligible and furnish the Employee with a Salary Reduction Agreement. An Eligible Employee may become a Participant as of any Participation Date by filing his executed Salary Reduction Agreement with the Plan Administrator at least thirty (30) days (or such shorter period as may be prescribed by the Plan Administrator) before such Participation Date.

     3.3 Termination Before Participation. If an Employee terminates his employment with the Employer before he becomes eligible to become a Participant and he is subsequently reemployed, all his prior Years of Service shall be used to determine his eligibility to participate in the Plan and he shall become a Participant on his reemployment date provided he (1) then meets the eligibility requirements, (2) his reemployment date is coincident with or follows the date on which he would have first been eligible to participate in the Plan had his employment with the Employer continued, and (3) he then executes a Salary Reduction Agreement. Otherwise, he shall be eligible to participate in the Plan and shall become a participant pursuant to Sections 3.1 and 3.2.

     3.4 Termination After Participation. If a Participant terminates his employment with the Employer and he is subsequently reemployed, he shall again become a Participant on the date of his reemployment provided he then executes a new Salary Reduction Agreement and he is in the class of Employees eligible for participation in the Plan. Otherwise, he shall again become a Participant pursuant to Section 3.2.

     3.5 Authorized Absence. If on the Participation Date on which an Employee first becomes eligible to participate he is absent in the Armed Forces of the United States or on layoff or on leave duly granted by the Employer or on disability arising in or out of the course of his employment, such Employee shall become a Participant on the first day on
which  he  shall   ave  resumed  his  active  employment with  the  Employer
if  he  then  executes  a Salary



                                      3-1

Reduction Agreement and he is in the class of Employees eligible for participation in the Plan. Otherwise, he shall begin his participation in the Plan pursuant to Section 3.2.

     3.6 Change in Employment Classification. In the event a person employed by the Employer who is not in the class of Employees who are eligible to participate in the Plan becomes a member of such class, all prior Years of Service shall be included in determining his eligibility to participate as if he had been a member of such class, and such person shall be eligible to participate on the date he becomes a member of the eligible class if he then meets the eligibility requirements. In the event a Participant becomes ineligible to participate because he ceases to be an Employee, he shall be eligible to participate immediately upon once again becoming an Employee.



                                      3-2

                                   ARTICLE IV

                              Participant Accounts

     4.1 Establishment of Accounts. The Plan Administrator shall establish and maintain on behalf of each Participant the following accounts, or accounts of equivalent purpose:

          (a) A Salary Reduction Account to which shall be credited the Participant's share of salary reduction contributions made by the Employer pursuant to Section 6.2, and any income thereon;

          (b) An Additional Employer Contribution Account to which shall be credited the Participant's share of any additional contributions made by the Employer pursuant to Section 6.3, any matching contributions reallocated to such account pursuant to Section 7.8, and any income thereon;

          (c) A Matching Employer Contribution Account to which shall be credited the Participant's share of matching contributions made on or after January 1, 1989 by the Employer pursuant to Section 6.4, and any income thereon;

     The Plan Administrator shall also establish and maintain such other accounts for each Participant as may be required to carry out the provisions of the Plan. Accounts being maintained immediately prior to the Restatement Date shall continue to be maintained under the Plan as amended and restated herein. All payments of benefits to a Participant or his Beneficiary shall be charged against the respective accounts of the Participant.

     As of January 1, 1992, the Plan Administrator established a Salary Reduction Account, an Additional Employer Contribution Account and a Matching Employer Contribution Account, if applicable, on behalf of each Participant who was previously a Participant in the Carlon Plan and had amounts credited to a Salary Reduction Account, a Discretionary Employer Contribution Account and/or a Matching Employer Contribution Account immediately prior to January 1, 1992.

     4.2 Value of Accounts. For all purposes of the Plan including the payment of benefits, withdrawals, loans and furnishing statements to Participants pursuant to Section 15.17, the value of any account established under the Plan on behalf of a Participant, as of any date of reference, shall be its value as determined on the Valuation Date coinciding with or immediately preceding such date of reference, plus any contributions or other amounts credited to such account subsequent to such Valuation Date,



                                      4-1
less any distribution or other amounts charged to such account subsequent to such Valuation Date.

     4.3 Adjustment of Accounts. As of each Valuation Date the Trustee shall adjust each Participant's accounts to reflect any increase or decrease in the net worth of the Trust Fund determined as of such Valuation Date. Such increase or decrease attributable to Trust Fund assets not deposited under a Group Annuity Policy shall be credited to accounts in proportion to the balances of such accounts invested in such assets. Any increase or decrease attributable to Plan assets deposited under a Group Annuity Policy shall be credited to accounts in accordance with the provisions of such Group Annuity Policy.



                                      4-2

                                   ARTICLE V

                                Salary Reduction

     5.1 Salary Reduction Agreements. Each Eligible Employee who desires to become a Participant shall enter into a Salary Reduction Agreement with the Employer to have his Compensation reduced during his participation in the Plan. The amount of each such Compensation reduction shall be no less than one percent (1%) of his Compensation nor greater than fifteen percent (15%) of his Compensation and shall be in multiples of one percent (1%). Any Salary Reduction Agreement shall remain in effect until it is revoked by the Participant pursuant to Section 5.2 or modified by the Participant or the Plan Administrator pursuant to section 5.3. All Salary Reduction Agreements shall be made on such form as shall be prescribed by the Plan Administrator.

     5.2 Revocation of Salary Reduction Agreements. A Participant may revoke his Salary Reduction Agreement by delivering his written revocation to the Employer at least thirty (30) days before the effective date of such revocation. If a Participant revokes his Salary Reduction Agreement, he may enter into a new Salary Reduction Agreement as of any Participation Date which coincides with or next follows a six (6) month waiting period by filing the new Salary Reduction Agreement with the Employer at least thirty (30) days before the effective date of the new Salary Reduction Agreement.

     5.3 Increase, Decrease of Reduction Percentage. A Participant may as of each Participation Date increase or decrease the percentage of his Salary Reduction Agreement by entering into a new Salary Reduction Agreement at least thirty (30) days before the effective date of such increase or decrease. The Plan Administrator may, in accordance with Section 7.8, at any time decrease the percentage of any Salary Reduction Agreement to the extent necessary to meet the requirements of Section 7.2. Notwithstanding the foregoing or any other provisions of the Plan to the contrary, a Participant may, as of April 1, 1992 or May 1, 1992, decrease the percentage of his Salary Reduction Agreement by entering into a new Salary Reduction Agreement at least fifteen (15) days before said date.



                                      5-1

                                   ARTICLE VI

                             Employer Contributions

     6.1 Source of and Limit On Contributions. Subject to Article VII, each Employer shall make contributions to the Plan for each Plan Year commencing on or after the Restatement Date as specified in this Article VI. In no event shall any Employer contributions be permitted which would otherwise cause the dollar limitation or percentage limitation on "annual additions" contained in
Article XVIII to be exceeded for any Participant. (Such percentage limitation is based on the Participant's total remuneration, as defined in Section 19.2(g) and excluding amounts subject to his Salary Reduction Agreement, and is more fully described in Article XVIII.)

     6.2 Salary Reduction Contributions. The Employer shall contribute for each payroll period on behalf of each Participant who has a Salary Reduction Agreement in effect for such payroll period a salary reduction contribution equal to the amount by which the Participant's Compensation has been reduced for such payroll period pursuant to such Salary Reduction Agreement. The Employer shall pay over to the Trustee such contributions no later than thirty
(30) days after the payroll period for which such contribution was made.

     6.3 Additional Contributions. The Employer may contribute to the Plan for each Plan Year a discretionary contribution which shall be in addition to the salary reduction contributions under Section 6.2 and the matching contributions under Section 6.4. The amount of such discretionary contribution, if any, for any Plan Year shall be determined by the Board of Directors of the Employer and shall be allocated as of the last day of such Plan Year among the Participants who (1) had a salary reduction contribution made by the Employer on their behalf during the Plan Year, (2) had completed a Year of Service during the Plan Year, and (3) were employed by the Employer on the last day of the Plan Year. The amount of such discretionary contribution to be allocated to each such Participant for any Plan Year shall be based on the ratio which salary reduction contributions made on behalf of such Participant for such Plan Year bears to the aggregate salary reduction contributions made on behalf of all such Participants for such Plan Year. This Section 6.3 shall not be construed as requiring the Employer to make an additional contribution for any specific Plan Year.

     6.4 Matching Contributions. For each Participant for whom a salary reduction contribution has been made by the Employer pursuant to Section 6.2, the Employer shall, for periods commencing on or after January 1, 1989, also contribute a matching contribution equal to fifty percent (50%) of such salary
reduction contribution;  provided,   however,    that   no   such  matching



                                      6-1
contributions shall be made for salary reduction contributions in excess of the limit set forth in Section 7.6, nor in excess of six percent (6%) of the Participant's Compensation for any Plan Year.

     6.5 Payment of Contributions. Subject to Section 6.2, the Employer shall pay its contributions to the Trustee on any date or dates which the Employer may select subject to the consent of the Trustee; provided, however, that the total contributions for each Plan Year shall be paid within the time prescribed by law for the deduction of such contributions for purposes of the Employer's Federal Income Tax.

     6.6 Return of Contributions. Any contribution made by the Employer because of a mistake of fact may be returned to the Employer within one (1) year of the contribution. Any contribution made by the Employer for years during which the Plan did not initially qualify under Section 401 of the Code may be returned to the Employer within one (1) year after the date of denial of qualification. If the Employer makes a contribution to the Plan conditioned upon its deductibility under Section 404 of the Code and the deduction is subsequently disallowed, the Employer may recover the amount of such contribution which has disallowed within one (1) year after the disallowance of the deduction. Notwithstanding the foregoing, any salary reduction contributions described above shall not be returned to the Employer, but shall instead be returned to the Participant at whose election they were made. For purposes of this Section 6.6, all contributions made to the Plan by the Employer shall be deemed to be conditioned upon their deductibility unless the Employer advises the Trustee to the contrary.




                                      6-2

                                  ARTICLE VII

                          Limitations on Contributions


     7.1 Definitions. For purposes of this Article VII, the following terms shall be defined as follows:

          (a) Average Deferral Percentage with respect to any specified group of Employees for any Plan Year shall mean the sum of the Deferral Percentages of each such Employee divided by the number of Employees included in such group.

          (b) Deferral Percentage for any Eligible Employee with respect to a Plan Year shall mean the ratio which his salary reduction contributions under Article VI, together with amounts treated as a salary reduction contributions pursuant to Section 7.9, for such Plan Year bears to his Total Compensation for such Plan Year.

          (c) Average Contribution Percentage with respect to any specified group of Employees for any Plan Year shall mean the sum of Contribution Percentages of each such Employee divided by the number of Employees included in such group.

          (d) Contribution Percentage for any Eligible Employee shall mean the ratio which his matching contributions under Article VI for such a Plan Year bears to his Total Compensation for such Plan Year. Pursuant to regulations issued by the Secretary of the Treasury, the Plan Administrator may elect to take into account in determining Contribution Percentages any Employer contributions used in determining Deferral Percentages under (b) above or under any other qualified cash or deferred arrangement maintained by the Employer.

          (e) Total Compensation for any Eligible Employee shall mean Compensation as defined in Section 2.7 but including an Eligible Employee's Compensation during periods in which he is not a Participant and Compensation excluded pursuant to subparagraphs
               (a), (b) and (c) of said Section 2.7.

     7.2 Deferral Limitation for Highly Compensated Employees. The Average Deferral Percentage of Highly Compensated Employees for any Plan Year shall not exceed an amount determined based upon the Average Deferral Percentages of Non-Highly Compensated Employees as follows:



                                      7-1

                     (A)                        (B)

                Average Deferral          Limit on Average
                 Percentage for          Deferral Percentage
                  Non-Highly                 for Highly
                 Compensated                 Compensated
                  Employees                   Employees
                -------------------  --------------------------

                Less than 2%           2 times Column (A)
                2% or more but less    Column (A) plus 2%
                 than 8%
                8% or more             1.25 times Column (A)


     7.3 Contribution Limitation for Highly Compensated Employees. The Average Contribution Percentage of Highly Compensated Employees for any Plan Year shall not exceed an amount determined based upon the Average Contribution Percentages of Non-Highly Compensated Employees as follows:



                      (A)                   (B)
                Average Deferral      Limit on Average
                Percentage for       Deferral Percentage
                  Non-Highly             for Highly
                 Compensated            Compensated
                  Employees              Employees
              ---------------------  -------------------

              Less than 2%           2 times Column (A)
              2% or more but less    Column (A) plus 2%
                than 8%
              8% or more             1.25 times Column (A)


     7.4 Multiple Use. If the sum of the Deferral Percentage and the Contribution Percentage for one or more Highly Compensated Employees exceeds the aggregate limit described below, the Contribution Percentage for such Employees or Employees shall be reduced (beginning with such Highly Compensated Employee whose Contribution Percentage is highest) so that the aggregate limit is not exceeded. The amount by which each Highly Compensated Employee's Contribution Percentage is reduced shall be treated as an excess contribution. The Deferral Percentage and the Contribution Percentage of the Highly Compensated Employees shall be determined after any corrections are made to meet the Deferral Percentage and the Contribution Percentage limits. No reduction in a Highly Compensated Employee's Contribution Percentage will be required under this Section 7.4 if both the Average Deferral Percentage and the Average Contribution Percentage of the Highly Compensated Employees do not exceed one and twenty-five one hundredths (1.25) multiplied by the Average Deferral Percentage and the Average Contribution Percentage of the Non-Highly Compensated Employees.



                                      7-2

     For purposes of this Section 7.4, the words "aggregate limit" shall mean the greater of (a) or (b), where:

          (a)  equals the sum of (i) and (ii) below, where:

               (i) equals one and twenty-five hundredths (1.25) times the greater of the Deferral Percentage or the Contribution Percentage for the Non-Highly Compensated Employees; and

               (ii) equals two (2) percentage points plus the lesser of the
                    Deferral Percentage or the Contribution Percentage for the Non-Highly Compensated Employees. In no event, however, shall this amount exceed twice the lesser of the Deferral Percentage or the Contribution Percentage for the Non-Highly Compensated Employees; and

          (b)  equals the sum of (i) and (ii) below, where:

               (i) equals one and twenty-five hundredths (1.25) times the lesser of the Deferral Percentage or the Contribution Percentage for the Non-Highly Compensated Employees; and

               (ii) equals two (2) percentage points plus the greater of the
                    Deferral Percentage or the Contribution Percentage for the Non-Highly Compensated Employees. In no event, however, shall this amount exceed twice the greater of the Deferral Percentage or the Contribution Percentage for the Non-Highly Compensated Employees.

     7.5 Aggregation of Plans. If the Employer maintains another plan to which matching contributions or salary reduction contributions are made and which depends on the Plan to meet the requirements of Section 410(b) of the Code, such other plan and the Plan shall be treated as a single plan for purposes of applying the limitations set forth in Sections 7.2, 7.3 and 7.4. Further, if a Highly Compensated Employee participates in another plan of the Employer to which such contributions are made, all such contributions made on behalf of such Employee under the Plan and such other plan shall be aggregated for purposes of applying such limitations.

     7.6 Limitation of Salary Reduction Contributions. Notwithstanding the foregoing, the amount of salary reduction contributions by any Participant under the Plan, plus any other salary reduction contributions required by law to be aggregated with salary reductions contributions under the Plan, for any taxable year of the Participant shall not exceed Seven Thousand



                                      7-3

Dollars ($7,000) (multiplied by the cost of living adjustment factor prescribed by the Secretary of the Treasury under Sections 402(g) and 415(d) of the Code, as applied to such items and in such manner as the Secretary shall provide).
If such limit is exceeded by any Participant for any taxable year, the excess salary reduction contributions plus any income attributable to such excess contributions shall be distributed to the Participant no later than the April 15 next following the end of such taxable year. Further, if a Participant notifies the Plan Administrator in writing no later than the March 1 following the end of any taxable year of the Participant that he has allocated to the Plan excess deferrals (within the meaning of Section 402(g) (3) of the Code) with respect to such taxable year, salary reduction contributions equal to the amount of excess deferrals allocated to the Plan plus any income attributable to such contributions shall be distributed to the Participant to the extent that such excess deferrals have not been distributed to him pursuant to the preceding sentence. The distribution of such excess deferrals shall be no later than the April 15 following the end of such taxable year.

     7.7 Deductibility Limit. In no event shall the amount of all contributions by the Employer, including Salary Reduction Contributions, exceed the maximum amount allowable as a deduction under Section 404(a) (3) of the Code or any statute of similar import, including the amount of any contribution carry forward allowable under said Section 404(a) (3) of the Code.

     7.8 Distribution and Recharacterization of Excess Contributions. In the event that any of the limitations set forth in Sections 7.2, 7.3, 7.4 and 7.6 shall be exceeded, the Plan Administrator shall take action to reduce future contributions made pursuant to Sections 6.2 and 6.4 as appropriate. Such action may include a reduction in the future rate of deferral pursuant to
Section 5.1 of any Highly Compensated Employee pursuant to any legally permissible procedure. In the event that such action shall fail to prevent the excess, prior contributions made pursuant to Sections 6.2, including any contributions made pursuant to Section 6.2 which were previously distributed during the Plan Year, plus any income and minus any loss allocable thereto to the date of distribution, shall, except as otherwise provided below, be distributed to the affected Highly Compensated Employees no later than two and one-half (2-1/2) months following the end of the Plan Year in which such contributions were made. Further, the matching contributions made pursuant to
Section 6.4 on behalf of each such Highly Compensated Employee shall be reduced as necessary to reflect such distribution and the amount of such reduced matching contributions shall be treated as an additional contribution to be reallocated to Participants pursuant to Section 6.3. Any adjustments made in Highly Compensated Employees' Salary Reduction Accounts or Matching Employer Contribution Accounts shall be made in a uniform manner for similarly situated Highly Compensated Employees.



                                      7-4

     Distributions of excess contributions shall be made to or with respect to Highly Compensated Employees on the basis of the respective portions of such contributions attributable to such Highly Compensated Employees taking into account the family aggregation rules contained in Section 2.7. Excess contributions shall be treated as annual additions under Section 18.1.

     For purposes of adjusting excess contributions to take into account income and losses to the date of distribution, the income or loss shall be equal to the sum of:

          (a) income or loss for the Plan Year allocable to the Account to which the excess was allocated multiplied by a fraction, the numerator of which is the excess contributions credited to such Account for the Plan Year and the denominator is the total Account balance without regard to any income or loss occurring during such Plan Year; and

          (b)  ten percent (10%) of the amount determined under subparagraph
               (a) above multiplied by the number of whole calendar months between the end of the Plan Year and the date of distribution, counting the month of distribution if distribution occurs after the fifteenth (15th) of such month.

     7.9 Special Employer Contributions.  If the limitations contained in
Section 7.2 are exceeded for any Plan Year, the Employer may, in lieu of the reduction of Deferral Percentages of Highly Compensated Employees called for by
Section 7.8, make a special contribution to the Plan on behalf of Non-Highly Compensated Employees who are Eligible Employees and are in the employ of the Employer on the last day of such Plan Year. Such contribution shall be (1) made within two and one-half (2-1/2) months after the end of such Plan Year,
(2) treated as a salary reduction contribution for all purposes of the Plan except receiving matching contributions under Article VI, (3) in an amount sufficient to satisfy such limitations for such Plan Year, and (4) allocated to such Non-Highly Compensated Employees based on the same percentage of Compensation.




                                      7-5

                                  ARTICLE VIII

                      Voluntary and Rollover Contributions

     8.1 Voluntary Contributions. There shall be no voluntary contributions by any Participant permitted under the Plan.

     8.2 Rollover Contribution. An Employee may, subject to the approval of the Plan Administrator, contribute a rollover contribution to the Plan by filing a written request with the Plan Administrator. Any such request shall include the amount of the rollover contribution and a statement satisfactory to the Plan Administrator that such amount constitutes a rollover contribution within the meaning set forth below. Any rollover contribution contributed to the Plan by an Employee shall be credited to a subaccount under the Employee's Additional Employer Contribution Account as of the date it is received by the Trustee, and shall be fully vested and nonforfeitable at all times. For purposes of this Section 8.2, "rollover contribution" shall mean any rollover amount or rollover contribution as defined in Section 402(c) or Section 403(a)
(4) of the Code (relating to certain lump sum distributions from an employer trust or employee annuity plan) or Section 408(d) (3) of the Code (relating to certain distributions from an individual retirement account or individual retirement annuity). If an Employee who is not a Participant makes a rollover contribution under this Section 8.2, he shall be deemed to be a Participant for purposes of distributing such contribution and earnings thereon.




                                      8-1

                                   ARTICLE IX

                            Direction of Investments


     9.1 Investment Direction by Participant. Each Participant shall direct how contributions made by the Employer on his behalf shall be invested among the investment options available under the Plan. The Participant shall file such investment direction with the Plan Administrator, on such form as the Plan Administrator may provide, which shall specify how such contributions shall be allocated among such investment options. The percentage of such allocation shall be in multiples of one percent (1%) and shall apply uniformly to all contributions.

     9.2 Change in Investment Direction. A Participant may, once during each calendar quarter for periods prior to January l, 1993 and as of the first day of each calendar quarter for periods commencing on or after January 1, 1993, change his investment direction with respect to future contributions by filing a new investment direction form with the Plan Administrator at least thirty
(30) days prior to the effective date of such change. Such new investment direction shall apply only to contributions made by or on behalf of the Participant on or after such date.

     9.3 Change in Investment of Prior Contributions. A Participant or a Beneficiary may, once during each calendar quarter for periods prior to January 1, 1993 and as of the first day of each calendar quarter for periods commencing on or after January 1, 1993, change his investment direction with respect to prior contributions by filing a new investment direction form with the Plan Administrator at least thirty (30) days prior to the effective date of such change. The Participant or Beneficiary may thereby direct the Trustee to transfer all or a portion of the value of any account in multiples of one percent (1%) to any one or a combination of the investment options available under the Plan.

     9.4 Notice to Trustee. All Participant and Beneficiary investment directions and changes thereof filed with the Plan Administrator pursuant to the provisions of this Article IX shall be promptly communicated by the Plan Administrator to the Trustee. All investment direction forms shall set forth the portion of the Trust Fund assets which shall be subject to such investment direction.

     9.5 Group Annuity Policy.  Any change in investment direction pursuant to
Section 9.2 or 9.3 with respect to assets held under a Group Annuity Policy shall be subject to such restrictions as may be contained under the terms of the Group Annuity Policy regarding changes in investment direction or transfers between investment options. The effective date of any change in investment direction under Section 9.2 or 9.3 with respect to such assets shall be & Valuation Date.



                                      9-1

     9.6 Compliance With ERISA Section 404(c). Notwithstanding the foregoing provisions of this Article IX, any Participant or Beneficiary direction of investments pursuant to this Article IX and any rules established by the Principal Employer with respect thereto shall be designed so as to comply on and after January 1, 1994, in the sole judgement of the Principal Employer, with the requirements imposed by Section 404(c) of ERISA. On and after January 1, 1994, the number of investment options available shall not be less than three (3), and of the investment options available, at least three (3) shall be diversified and have materially different risk and return characteristics, as determined by the Principal Employer. Any rules established by the Principal Employer with respect to Participant or Beneficiary direction of investments may cover any issues regarding such directions as the Principal Employer may consider appropriate. Notwithstanding anything to the contrary in this Article IX, on and after January 1, 1994 the Plan Administrator or Trustee may decline to follow any investment direction which, if implemented:

          (a)  would not be in accordance with the Plan documents;

          (b) would cause the indicia of ownership of Plan assets to be maintained outside the jurisdiction of the United States District Courts;

          (c)  would jeopardize the Plan's tax-qualified status;

          (d) could result in a loss in excess of the balance of the Participant's or Beneficiary's accounts;

          (e)  would cause the Plan to engage in:

               (i) a sale or exchange with the Employer (except as with respect to certain qualifying employer securities as defined in
                    Section 407(d) (5) of ERISA which meet the requirements of
                    Section 408(e) of ERISA and 29 CFR 2550.404c-1(d) (2) (ii)
                    (E) (4));

               (ii) a lease between the Plan and the Employer or a loan to the
                    Employer;

               (iii) acquisition or sale of real property of the Employer; or

               (iv) acquisition or sale of securities of the Employer other than certain qualifying employer securities as defined in Section 407(d) (5) of ERISA which meet the requirements of Section 408(e) of ERISA and 29 CFR Section 2550.404c-1(d) (2) (ii)
                    (E) (4);



                                      9-2

          (f)  would result in a prohibited transaction within the meaning of
               Section 4975 of the Code or Section 406 of ERISA; or

          (g)  would generate income taxable to the Plan.




                                      9-3

                                   ARTICLE X

                       Retirement and Disability Benefits

     10.1 Retirement Benefits. A Participant who terminates his employment with the Employer on or after his Normal Retirement Date for a reason other than death shall be entitled to receive the total amount credited to his accounts, determined in accordance with Section 4.2 as of the date distribution of his retirement benefits commences. The Trustee shall distribute such amount to the Participant in accordance with the provisions of Article XII.

     10.2 Disability Benefits. If a Participant terminates his employment with the Employer before his Normal Retirement Date because of his total and permanent disability (as defined in Section 10.3), he shall be entitled to receive the total amount credited to his accounts, determined in accordance with Section 4.2 as of the date distribution of his disability benefits commences The Trustee shall distribute such amount to the Participant in accordance with the provisions of Article XII. Notwithstanding the foregoing, if such Participant ceases to be totally and permanently disabled and is subsequently reemployed, the foregoing provisions of this Section 10.2 shall not apply to any amounts credited to his accounts under the Plan following such reemployment unless he again becomes totally and permanently disabled.

     10.3 Total and Permanent Disability Defined. For purposes of the Plan, "total and permanent disability" means a physical or mental condition of a Participant resulting from bodily injury or disease or mental disorder which renders the Participant incapable of performing his usual duties for the Employer. The total and permanent disability of a Participant and the cessation of such total and permanent disability shall be determined by the Plan Administrator, in accordance with uniform principles consistently applied, upon the basis of such evidence as the Plan Administrator deems necessary and desirable.



                                      10-1

                                   ARTICLE XI

                     Vesting and Termination of Employment

     11.1 Vesting. A Participant's interest in his Salary Reduction Account shall at all times be fully vested and nonforfeitable. A Participant's interest in his Employer Account shall be fully vested and nonforfeitable upon the occurrence of any of the following events: his death, total and permanent disability or attainment of his Normal Retirement Date while in the service of the Employer, termination of the Plan or complete discontinuance of all Employer contributions. Prior to the occurrence of any of the preceding events, his vested interest in his Employer Account (other than rollover contributions and amounts attributable thereto) shall be determined in accordance with the following vesting schedule.


                 Number of Years       Vested
                    of Service       Percentage
                 ---------------     ----------

                 Less than 1 year         0%
                   1 year                20%
                   2 years               40%
                   3 years               60%
                   4 years               80%
                   5 years or more      100%


     For purposes of this Section 11.1, a Participant who completed at least one thousand (1,000) Hours of Service during the twelve (12) month period which commenced on December 1, 1986 and ended on November 30, 1987 and who completed at least one thousand (1,000) Hours of Service during the Plan Year which commenced on January 1, 1987 and ended on December 31, 1987 shall receive one
(1) Year of Service for each such period if he was a not employed by the Employer's Carlon Division at that time.

     Notwithstanding the above, in the case of an Employee who was included in the membership of the TBG plan on December 31, 1986, his vested interest in his Employer Account shall be no less than his vesting percentage under the TBG plan as of such date.

     In addition, notwithstanding anything contained in the Plan to the contrary, each Participant:

     (a) who was an employee of the Midland Steel Products Division immediately prior to May 27, 1994 and who became an employee of Iochpe-Maxion Ohio, Inc. on May 27, 1994; and

     (a)  who was not previously fully vested in his Employer Account;



                                      11-1
shall become fully vested in his Employer Account as of May 27, 1994.

     11.2 Certain Years of Service Excluded. In determining a Participant's nonforfeitable percentage of his Employer Account under the above vesting schedule, all Years of Service shall be recognized except as follows:

          (a) Any Year of Service after a Five-Year Break in Service (as defined in Section 11.6) shall be disregarded for purposes of determining the Participant's nonforfeitable percentage of such account balance attributable to Employer contributions that accrued prior to such Five-Year Break in Service;

          (b) If an Employee sustains a Five-Year Break in Service at a time when he has no vested interest in his Employer Account (excluding any rollover contribution), his Years of Service prior to such Five-Year Break in Service shall be disregarded if the number of consecutive One-Year Breaks in Service during such Five-Year Break in Service equals or exceeds the number of his Years of Service before such Five-Year Break in Service (not including in such number of Years of Service any Year of Service previously excluded because of an earlier Break in Service under the Plan).

     11.3 Termination Benefits. A Participant who terminates his employment with the Employer before his Normal Retirement Date for a reason other than his death or total and permanent disability shall be entitled to receive the total amount credited to his Salary Reduction Account plus the nonforfeitable portion of the amount credited to his Employer Account, determined in accordance with
Section 4.2 as of the date distribution of his termination benefits commences. The Trustee shall distribute such amounts to the Participant in accordance with the provisions of Article XII.

     Notwithstanding the foregoing provisions of this Section 11.3 or any other provisions of the Plan, if the stock or assets-of the business unit by which the Participant is employed are sold to a person or entity which is not an Affiliate of the Employer or are transferred to a joint venture which is not an Affiliate of the Employer, the Participant's date of termination of employment shall be determined as follows:

          (a) if the Plan is assumed by such person or entity, his termination of employment with such person or entity; or

          (b) if the Plan is not assumed by such person or entity, the date of sale of the stock or assets.



                                      11-2

     11.4 Forfeitures. All forfeitures under the Plan shall be used to reduce Employer contributions, other than salary reduction contributions, otherwise payable to the Plan for the Plan Year in which the forfeitures arise and for any succeeding Plan Year, if necessary, until such forfeitures have been exhausted.

     11.5 Separate Accounts. If a Participant who has terminated his employment at a time when he is less than fully vested in his Employer Account sustains a Five-Year Break in Service and is subsequently reemployed by the Employer without receiving payment of the entire nonforfeitable portion of such account, a new Matching Employer Contribution Account and Additional Employer contribution Account shall be established to receive his share of Employer contributions allocated to him under the Plan following such reemployment.
Upon his subsequent termination of employment, his nonforfeitable portion shall be determined separately with respect to such newly established accounts.

     11.6 Break in Service. For purposes of this Article XI, a "One-Year Break in Service" shall mean any computation period during which an Employee does not complete more than five hundred (500) Hours of Service; provided, however, that an Employee who completed more than five hundred (500) Hours of Service during the 1988 calendar year shall not incur a "One-Year Break in Service" for the Plan Year ended December 30, 1988, irrespective of whether he completed five hundred (500) Hours of Service or less during said Plan Year, and provided further that an Employee who completed more than five hundred (500) Hours of Service during the 1991 calendar year shall not incur a "One-Year Break in Service" for the Plan Year ended December 31, 1991, irrespective of whether he completed five hundred (500) Hours of Service or less during said Plan Year. A "Five-Year Break in Service" shall mean a period of five (5) consecutive One-Year Breaks in Service. Notwithstanding the foregoing, an Employee shall not incur a One-Year Break in Service during an authorized leave of absence for sickness, disability, or any other reason if he returns to the employ of the Employer at the expiration of such leave or absence.

     11.7 Procedures With Respect To Forfeitures. Notwithstanding any other provision of the Plan to the contrary, if a Participant terminates his employment with the Employer at a time when he is less than fully vested in his Employer account, the non-vested portion of such account shall be forfeited pursuant to the following provisions:

          (a) If the Participant receives a distribution of his entire vested interest, the non-vested portion shall be forfeited as of the date of such a distribution.

          (b) If the Participant does not receive a distribution of his entire vested interest, the non-vested



                                      11-3
               portion shall be forfeited as of the last day of the Plan Year in which he dies or sustains a Five-year Break in Service.

          (c) If the Participant has no vested interest in his Employer Account, the Participant shall be deemed to have received a lump sum distribution of zero (0) and the entire account shall be forfeited as of the date of his termination of employment with the Employer.

          (d) If the Participant is subsequently reemployed, he may at any time following his reemployment but before the earlier of (1) five (5) years after his date of reemployment or (2) the date he sustains a Five-Year Break in Service, repay the full amount of his distribution and thereupon have his Employer Account restored to the extent it was forfeited above as a result of such distribution. Such restoration shall be made as of the date of repayment by the Participant, but assets for the restored account balance need not be provided until the last day of the Plan Year following the Plan Year in which the repayment occurs. Such restoration shall, at the Employer's option, be made from earnings of the Plan for the Plan Year in which the restoration is to be made or from forfeitures occurring in such Plan Year, or by an Employer contribution. If forfeitures are allocated to Participants, any such restoration from forfeitures shall be made prior to such allocation. If a Participant who had no vested interest in his Employer Account when he terminated employment is subsequently reemployed before he sustains a Five-Year Break in Service, his Employer Account shall be fully restored as of the date of his reemployment.




                                      11-4

                                  ARTICLE XII

                            Distribution of Benefits

     12.1 Method of Payment. Any benefits payable under the Plan to a Participant whose employment with the Employer has terminated for any reason other than death shall be distributed as follows: (1) if the value of such benefits is not greater than Three Thousand Five Hundred Dollars ($3,500.00), the distribution shall be in a lump sum payment; and (2) if the value of such benefits is greater than Three Thousand Five Hundred Dollars ($3,500.00), the distribution shall, at the election of the Participant, be made in any one or a combination of the methods of payment set forth below:

          (a)  By lump sum payment; or

          (b) By the purchase of a non-transferable and immediate annuity over the lifetime of the Participant or the joint lifetime of the Participant and a designated individual; such annuity to be subject to Section 12.2.

Any lump sum payment shall be made in accordance with the provisions of Section 22.8.

     If the Participant's Spouse is not his Beneficiary with respect to the method of payment in (b) above, such method must conform to the incidental death benefit requirements of Section 1.401(a)(9)-(2) of the Treasury Regulations. In addition, if a Participant does not elect a method of payment within such reasonable period after his termination of employment as the Plan Administrator shall prescribe, his benefits shall, subject to Section 12.5(a), be distributed to him in a lump sum payment. Each Participant shall complete such forms and furnish such proofs as shall be required by the Plan Administrator.

     12.2 Spouse Joint and Survivor Annuity. If a Participant who has a Spouse elects pursuant to Section 12.1(b) to receive his benefits under the Plan in the form of an annuity, such annuity shall be a Spouse Joint and Survivor Annuity (as herein defined) unless the Participant has elected during the ninety (90) day period which ends on the date his benefits would otherwise commence to waive the Spouse Joint and Survivor Annuity and receive his benefits under another method of payment set forth in Section 12.1. No such waiver shall be effective unless the Participant's Spouse consents to such waiver pursuant to Section 12.3. A Participant may, at any time before the commencement of his benefits and without the consent of his Spouse, revoke a prior waiver under this Section 12.2 and thereby elect to receive his benefits in the form of a Spouse Joint-and Survivor Annuity.



                                      12-1

     For purposes of this Article XII, a "Spouse Joint and Survivor Annuity" shall mean an annuity payable to the Participant during his lifetime with provisions for fifty percent (50%) of the amount of such annuity to be continued to the Participant's Spouse for the duration of the Spouse's lifetime after the death of the Participant. The annuity payable to the Participant under the Spouse Joint and Survivor Annuity shall be the actuarial equivalent of a single life annuity which could be provided to the Participant by the value of his vested account balances under the Plan.

     12.3 Spousal Consent. Any consent by the Participant's Spouse to the Participant's waiver of the Spouse Joint and Survivor Annuity under Section 12.2, and any consent to the Participant's designation of Beneficiary under
Section 13.4 or 21.5 shall (1) be in writing on a form prescribed by the Plan Administrator, (2) acknowledge the effect of such waiver or designation on the Spouse, and (3) be witnessed by a Plan official or notary public. Notwithstanding the foregoing, spousal consent under this Section 12.3 shall not be required if it is established to the satisfaction of a Plan official that such consent cannot be obtained because there is no Spouse, because the Spouse cannot be located or because of such other circumstances as may be prescribed by regulations issued by the Secretary of the Treasury. Any consent by a Spouse under this Section 12.3 or any determination that such consent is not required as hereinbefore provided shall be effective only with respect to the Spouse who signs the consent or the Spouse with respect to whom such determination is made whichever is applicable. Any consent by the Spouse under this Section 12.3 shall be irrevocable but shall be limited to the specific non-Spouse Beneficiary, including any class of Beneficiaries or any contingent Beneficiaries, and the specific method of payment to which the consent related.

     12.4 Notice Requirements. The Plan Administrator shall, no less than thirty (30) days and no more than ninety (90) days before the date the benefits of a Participant who elects an annuity under Section 12.1 are to commence, provide the Participant with a written explanation of (1) the terms and conditions of the annuity, (2) the Participant's right to make, and the effect of, an election to waive such annuity, (3) the rights of the Participant's Spouse in regard to such election, (4) the right to make, and the effect of, a revocation of such election, and (5) the relative values of the methods of payment described in Section 12.1.

     12.5 Time of Payment. Any benefits payable to a Participant pursuant to this Article XII shall be distributed as soon as administratively practicable following his termination of employment, subject, however, to the following provisions:

     (a) If the value of the Participant's benefits is greater than Three Thousand Five Hundred Dollars ($3,500.00), his benefits shall not be distributed to him before his Normal Retirement Date unless he



                                      12-2
               consents in writing to such earlier distribution date.

          (b) Except as otherwise provided in (c) below, benefits payable to a Participant shall not commence later than sixty (60) days after the latest of (1) the close of the Plan Year in which he attains his Normal Retirement Date, (2) the tenth (10th) anniversary of the close of the Plan Year in which he commenced participation in the Plan, and (3) the close of the Plan Year in which he terminated his employment with the Employer.

          (c) If the value of the Participant's benefits is greater than Three Thousand Five Hundred Dollars ($3,500.00), he may elect in writing to defer the commencement of his benefits beyond the latest commencement date in (b) above; provided, however, that in no event shall his benefits commence later than the April l next following the calendar year in which he attains age seventy and one-half (70-1/2); irrespective of whether he has then terminated his employment with the Employer.




                                      12-3

                                  ARTICLE XIII

                          Benefits Payable Upon Death

     13.1 Amount of Death Benefits.  The death benefits payable under the Plan
(1) on behalf of a Participant who dies while in the service of the Employer shall be the total amount credited to his accounts and (2) on behalf of a Participant who dies after he retires or terminates his employment with the Employer shall be the total nonforfeitable portion of his accounts. Both such totals shall be determined pursuant to Section 4.2 as of the date distribution of such death benefits commences. The death benefits for any Participant shall also include the proceeds of any Policy in force on his life on the date of his death. Such proceeds shall, notwithstanding any provisions of this Article XIII to the contrary, be distributed to the Beneficiary named in the Policy in such manner as may be provided by the terms of the Policy.

     13.2 Death Before Commencement of Benefits. If a Participant dies before distribution of his benefits commences and the value of his death benefit is not greater than Three Thousand Five Hundred Dollars ($3,500.00), his death benefit shall be paid to his Beneficiary in a lump sum as soon as administratively practicable following the Participant's death. If the value of his death benefit is greater than Three Thousand Five Hundred Dollars ($3,500.00), his death benefit shall be paid to his Beneficiary in a lump sum or, at the election of the Beneficiary, as a single-life annuity, and in either case shall be distributed to the Beneficiary as soon as administratively practicable following the Participant's death unless the Beneficiary elects a later distribution date. In addition, any lump sum payment shall be made in accordance with the provisions of Section 22.8.

     Notwithstanding the foregoing provisions of this Section 13.2, the entire death benefit payable under this Section 13.2 must be completely distributed within five (5) years after the date of the Participant's death, unless the method of distribution satisfies either (a) or (b), below:

          (a) The death benefit is payable as an annuity over the lifetime of a designated Beneficiary and distribution of the death benefit commences no later than one (1) year after the date of the Participant's death; or

          (b) The death benefit is payable to the Participant's surviving Spouse (as a designated Beneficiary) as an annuity over the Spouse's lifetime and distribution of the death benefit commences no later than the date the Participant would have attained age seventy and one-half (70-1/2).



                                      13-1

     If the Beneficiary is the surviving Spouse and the surviving Spouse dies before such distribution commences, subsequent distribution shall be made as if the surviving Spouse had been the Participant. For purposes of this Section 13.2, any payments to a child of the Participant shall be treated as if such payment had been made to the Participant's surviving Spouse, provided such payments become payable to the surviving Spouse when the child reaches the age of majority.

     13.3 Death After Benefit Commencement. No benefit shall be payable under the Plan in the event of the death of a Participant after distribution of benefits commences, except such death benefit as may be payable under the method of payment then in effect for him. If a Participant who shall have commenced to receive benefits in accordance with Article XII dies before an amount equal to his death benefit been distributed to him, any remaining value of such death benefit shall continue to be distributed at least as rapidly as under the method of payment being used prior to the Participant's death.

     13.4 Beneficiary Designation. Each Participant shall designate one or more direct or contingent Beneficiaries to receive any amounts which may become payable under the Plan upon his death (other than life insurance proceeds or survivorship benefits payable under any form of annuity); provided, however, that in the case of a Participant who has a Spouse on the date of his death, his Spouse shall be deemed to be his Beneficiary for all death benefits under the Plan unless his Spouse consents to another Beneficiary designation pursuant to Section 12.3. A Participant's designation of a Beneficiary shall be in writing and filed with the Plan Administrator on a form prescribed by the Plan Administrator. A Participant may change such designation at any time by filing a new or revised form with the Plan Administrator. If no Beneficiary designation is made by the Participant, or if the Beneficiary dies before the Participant or before complete distribution of the Participant's benefits, then the Participant shall be deemed to have designated the following person or persons (if living) as his Beneficiaries and contingent Beneficiaries in the following order of priority:

          (a)  his Spouse;

          (b) his natural and adopted children and children of deceased children, per stirpes;

          (c)  his parents in equal shares;

          (d) his brothers and sisters, and nephews and nieces who are children of deceased brothers or sisters, per stirpes; and

          (e)  his estate.



                                      13-2

                                  ARTICLE XIV

                           Withdrawals From Accounts

     14.1 Non-Hardship Withdrawals. A Participant who has attained age fifty-nine and one-half (59 1/2) may withdraw all or a portion of his Salary Reduction Account or the vested portion of his Employer Account. Notwithstanding the foregoing, a Participant may withdraw all or a part of his THG plan rollover contributions under his Additional Employer Contribution Account prior to his attainment of age fifty-nine and one-half (59 1/2). A withdrawal shall be subject to Section 14.3 and may be made as of the last day of any calendar month by filing a written request with the Plan Administrator at least thirty (30) days before the proposed withdrawal date; provided, however, that if such Participant has not completed at least sixty (60) months of participation in the Plan, any such withdrawal shall be limited to amounts held in the Trust Fund for at least two (2) years. In addition, any withdrawal shall be made in accordance with the provisions of Section 22.8.

     14.2 Hardship Withdrawals. A Participant may, subject to Section 14.3 and the approval of the Plan Administrator, withdraw all or a portion of his Salary Reduction Account as of the last day of any calendar month by filing a written request with the Plan Administrator at least thirty (30) days before the proposed withdrawal date, provided the Plan Administrator determines that such withdrawal is being made for one of the following reasons:

          (a) To pay all or a portion of the cost of the purchase (excluding mortgage payments) of a principal residence for the Participant;

          (b) To pay all or a portion of the cost of tuition for the next semester or quarter of post-secondary education for the Participant, his or her Spouse, children, or dependents;

          (c)  To pay all or a portion of medical expenses described in Code
               Section 213(d) incurred by the Participant, the Participant's Spouse, or any dependents of the Participant (as defined in Code
               Section 152);or

          (d) To pay all or a portion of the amount needed to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence.

     Notwithstanding the foregoing, any withdrawal from the Participant's Salary Reduction Account shall be approved by the Plan Administrator only if the Plan Administrator determines that (1) such withdrawal is being made on account of hardship in light



                                      14-1
of immediate and heavy financial needs of the Participant, (2) such withdrawal is necessary to satisfy such need. A withdrawal will be deemed to be necessary to satisfy immediate and heavy financial needs of Participant only if all of the following requirements are satisfied:

          (a) the withdrawal is not in excess of the amount of the immediate and heavy financial need of the Participant;

          (b) the Participant has obtained all distributions, other than hardship distributions, and all nontaxable loans currently available under all plans maintained by the Employer;

          (c) the Plan and all other plans maintained by the Employer provide that the Participant's salary reduction contributions and voluntary contributions, if any, will be suspended for at least twelve (12) months after receipt of the hardship withdrawal; and

          (d) the Plan and all other plans maintained by the Employer provide that the Participant may not make salary reduction contributions for the Participant's taxable year immediately following the taxable year of the Participant during which said hardship withdrawal occurs in excess of the applicable limit under
               Section 402(g) of the Code for such next taxable year of the Participant less the amount of such Participant's salary reduction contributions for the taxable year of the Participant during which said hardship withdrawal occurs.

In addition, any withdrawal shall be made in accordance with the provisions of
Section 22.8.

     14.3 Procedure For Making Withdrawals. Any request for a withdrawal under this Article XIV shall be filed with the Plan Administrator on such forms as the Plan Administrator may provide and shall specify the account from which such withdrawal is being made and the value to be withdrawn in terms of dollars or percentage of account value. If the Participant's accounts are invested in more than one investment facility under the Plan, the Participant shall also specify on such request what portion of his withdrawl is to be charged against each such investment facility. Each withdrawal shall be charged against the applicable account as of the date such withdrawal is made. Any withdrawal with respect to assets held under the Group Annuity Policy shall be subject to such restrictions as may be contained under the terms of the Group Annuity Policy with respect to the withdrawal of funds thereunder.



                                      14-2

     14.4 Non-Forfeiture Provision. In no event shall any withdrawal made by a Participant pursuant to the provisions of this Article XIV result in the forfeiture of such Participant's vested interest under the Plan. No forfeitures will occur solely as a result of a Participant's withdrawal of salary reduction contributions.

     14.5 Special Vesting Provision. If a Participant makes a withdrawal under this Article XIV from his Employer Account at a time when he is less than fully vested in his Employer Account, the nonforfeitable portion of his Employer Account following such withdrawal shall be determined by first adding back the amount of such withdrawals to the balance of his Employer Account before applying his vested percentage and then deducting the amount of all such withdrawals from the product of such application.




                                      14-3

                                   ARTICLE XV

                              Plan Administration

     15.1 Plan Administrator. The Plan Administrator shall be a "named fiduciary" within the meaning of Section 402 of ERISA and shall have the authority as set forth herein to control and manage the operation and administration of the Plan. However, the Plan Administrator shall not have any authority over the investment of the assets of the Trust Fund.

     15.2 Duties and Powers. The Plan Administrator shall have all the power and authority necessary and appropriate to carry out the provisions of the Plan. For this purpose, the Plan Administrator's powers shall include, but shall not be limited to, the following rights and privileges to be exercised in its discretion:

          (a) To adopt and enforce such rules and regulations as it deems necessary and proper for the efficient administration of the Plan, provided such rules and regulations are not inconsistent with the terms and provisions hereof;

          (b) To interpret and apply all terms of the Plan, to authorize the payment of benefits hereunder, and to determine all questions concerning eligibility, status, benefits and rights and all other questions arising in the administration of the Plan;

          (c) To employ or retain such actuaries, attorneys, accountants, physicians, investment advisors, consultants, specialists and other persons or firms to advise or assist in the performance of its duties.

     All determinations and actions of the Plan Administrator shall be final and conclusive on the Employer, the Trustee, Participants, Employees, Beneficiaries and all other persons.

     15.3 Delegation of Duties. The Plan Administrator at its discretion may delegate specific fiduciary responsibilities (other than those of the Trustee) or ministerial duties to employees of the Employer or other individuals, all of whom shall serve at the pleasure of the Plan Administrator and, if full-time employees of the Employer, without compensation. Any such person may resign by delivering written notice of such resignation to the Plan Administrator. Vacancies created by resignation, death or other causes may be filled by the Plan Administrator or reabsorbed or redelegated by the Plan Administrator. Any delegation hereunder shall be communicated in writing to the Principal Employer and the Trustee.



                                      15-1

     15.4 Uniformity of Rules. The Plan Administrator, at all times, in the administration of the Plan and in the interpretation and application of the provisions of the Plan, shall exercise all powers and authority given it in a non-discriminatory manner, and shall apply uniform administrative rules of general application in order to assure similar treatment to all persons in similar circumstances.

     15.5 Records and Recordkeeping. The Plan Administrator shall keep a record of all proceedings and acts, and shall keep all such books of account, records and other data as may be necessary for the proper administration of the Plan, which, if the Principal Employer is not the Plan Administrator, shall be subject to inspection or audit by the Principal Employer at any reasonable time. The Employer shall supply all Employee data and other information required by the Plan Administrator to administer the Plan, and the Plan Administrator may rely upon the accuracy of such information. The Plan Administrator shall file or cause to be filed such annual reports, financial and other statements, and shall furnish such reports, statements and other documents to such Participants and Beneficiaries under the Plan as may be required by any federal or state statute or regulation within the time prescribed for filing and furnishing such documents.

     15.6 Notice to Trustee. The Plan Administrator shall promptly notify the Trustee in writing of the death, retirement, total and permanent disability or termination of a Participant and shall execute and deliver to the Trustee such forms as may be required to carry out the provisions of the Plan. All notices, instructions and certifications by the Employer to effectuate the administration of the Plan shall be in writing signed by the Plan Administrator or its duly authorized representative.

     15.7 Indemnification. Except as otherwise provided in ERISA, the Plan Administrator, Appeals Committee, Board of Directors, and their respective officers, employees, members and agents shall incur no personal liability of any nature whatsoever in connection with any act done or omitted to be done in the administration of the Plan. The Principal Employer shall indemnify, defend, and hold harmless the Plan Administrator, Appeals Committee, Board of Directors, and their respective officers, employees, members and agents, for all acts taken or omitted in carrying out their responsibilities under the terms of the Plan or other responsibilities imposed upon such persons by ERISA. This indemnification for all acts or omissions is intentionally broad, but shall not provide indemnification for embezzlement or diversion of Trust Fund assets for the benefit of any such persons, nor shall it provide indemnification for excise taxes imposed under Section 4975 of the Code. The Principal Employer shall indemnify such persons for expenses of defending an action by a Participant, Beneficiary, government entity, or other persons, including all legal fees and other costs of such defense. The Principal Employer will also reimburse such a person for any



                                      15-2
monetary recovery in a successful action against such person in any federal or state court or arbitration. In addition, if the claim is settled out of court with the concurrence of the Principal Employer, the Principal Employer shall indemnify such person for any monetary liability under said settlement.

     15.8 Removal and Resignation. The Plan Administrator, if other than the Principal Employer, may be removed at any time, without cause, by the Principal Employer by giving written notice to the Plan Administrator at least thirty
(30) days prior to the effective date of such removal. The Plan Administrator, if other than the Principal Employer, may resign at any time by giving written notice to the Principal Employer at least thirty (30) days prior to the effective date of such resignation. Upon such removal or resignation, the Principal Employer shall become the Plan Administrator unless it designates some other person as Plan Administrator who accepts such appointment. The Principal Employer shall promptly notify the Trustee in writing of any such resignation or removal.

     15.9 Compensation and Expenses. The expenses properly incurred by the Plan Administrator in the performance of its duties, and such compensation to the Plan Administrator as may be agreed upon in writing from time to time between the Principal Employer and the Plan Administrator, shall be paid by the Employer. However, no compensation shall be paid to the Plan Administrator if he receives full-time compensation from the Employer.

     15.10 Benefit Claims Procedure. Any person who thinks he is entitled to a benefit under the Plan shall have the right to file with the Plan Administrator a written notice of claim for such benefit. The Plan Administrator may request a meeting with the claimant to clarify any matters it deems pertinent. Within sixty (60) days after receipt of such written notice of claim, the Plan Administrator shall either grant or deny such claim. In the event such claim is denied, the Plan Administrator shall give written notice to the claimant that describes:

          (a)  The specific reasons for the denial;

          (b) Specific reference to the pertinent Plan provisions on which the denial is based;

          (c) A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary;

          (d)  An explanation of the Plan's claim review procedure.

     15.11 Appointment of Appeals Committee. The Board of Directors of the Principal Employer shall appoint the members of an



                                      15-3

Appeals Committee, which shall consist of three (3) or more members. The members of the Appeals Committee shall remain in office at the will of the Board of Directors and the Board of Directors may from time to time remove any of said members with or without cause. Any member of the Appeals Committee may resign upon written notice to the remaining member or members of the Appeals Committee and to the Principal Employer respectively. The fact that a person is a Participant or a prospective Participant shall not disqualify him from acting as a member of the Appeals Committee. In case of the death, resignation or removal of any member of the Appeals Committee, the remaining members shall act until a successor-member shall be appointed by the Board of Directors of the Principal Employer. The Secretary of the Principal Employer shall notify the Plan Administrator and the Trustee in writing of the names of the original members of the Appeals Committee, of any and all changes in the membership of the Appeals Committee, of the members designated as Chairman and Secretary, respectively, of the Appeals Committee, and of any changes in either office. Until notified of a change, the Plan Administrator and the Trustee shall be protected in assuming that there has been no change in the membership of the Appeals Committee or the designations of Chairman or Secretary since the last notification was filed with it. Neither the Trustee nor the Plan Administrator shall be under any obligation at any time to inquire into the membership of the Appeals Committee or its officers. All communications to the Appeals Committee shall be addressed to its Secretary at the address of the Principal Employer.

     15.12 Operations of Appeals Committee. On all matters and questions the decision of a majority of the members of the Appeals Committee shall govern and control; but a meeting need not be called or held to make any decision. The Appeals Committee shall appoint one of its members to act as its Chairman and another member to act as Secretary. The terms of office of these members shall be determined by the Appeals Committee, and its Secretary and/or Chairman may be removed by the other members of the Appeals Committee for any reason which such other members may deem just and proper. The Secretary shall do all things directed by the Appeals Committee. Although the Appeals Committee shall act by decision of a majority of its members as above provided, nevertheless in the absence of written notice to the contrary, every person may deal with the Secretary of the Appeals Committee and consider his acts as having been authorized by the Appeals Committee. Any notice served or demand made on the Secretary of the Appeals Committee shall be deemed to have been served or made upon the Appeals Committee.

     15.13 Expenses of Appeals Committee. No member of the Appeals Committee shall be disqualified from acting on any question because of his interest therein. No fee or compensation shall be paid to any member of the Appeals Committee for his services as such, but the Appeals Committee shall be reimbursed for its expenses by the Principal Employer. The Appeals Committee may hire



                                      15-4
such attorneys, accountants, actuaries, agents, clerks, and secretaries as it may deem desirable in the performance of its functions, and the expense associated with the hiring or retention of any such person or persons shall be paid directly by the Principal Employer.

     15.14 Review Procedure. Any claimant or any authorized representative of a claimant whose written notice of a claim for benefits hereunder has been denied, in whole or in part, by the Plan Administrator may upon written notice to the Appeals Committee request a review by the Appeals Committee of such denial of his claim for benefits. Such review may be made by written briefs submitted by the claimant and the Plan Administrator or at a hearing, or by both, as shall be deemed necessary by the Appeals Committee. Any such hearing shall be held in the main offices of the Principal Employer, or at such other location as shall be agreed upon among the Plan Administrator, the Appeals Committee and the claimant, on such date and at such time as the Appeals Committee shall designate upon not less than seven (7) days notice to the claimant and the Plan Administrator unless both of them accept shorter notice. The Appeals Committee shall make every effort to schedule the hearing on a day and at a time which is convenient to both the claimant and the Plan Administrator. After the review has been completed, the Appeals Committee shall render a decision in writing, a copy of which shall be sent to both the claimant and the Administrator. In rendering its decision, the Appeals Committee shall have full power and discretion to interpret the Plan, to resolve ambiguities, inconsistencies and omissions, to determine any question of fact, to determine the right to benefits of, and the amount of benefits, if any, payable to, the claimant in accordance with the provisions of the Plan. Such decision shall set forth the specific reason or reasons for the decision and the specific Plan provisions upon which the decision is based. Such decision shall be final and binding on the claimant, the Trustee and the Plan Administrator.

     15.15 Limitation on Appeals Committee Liability. Neither the Appeals Committee nor any of its members shall be liable for any act taken by the Appeals Committee pursuant to any provision of the Plan except for gross abuse of the discretion given it and them hereunder. No member of the Appeals Committee shall be liable for the act of any other member.

     15.16 Service of Legal Process. The Plan Administrator shall be the agent for service of legal process.

     15.17 Annual Statement. As soon as practicable after the end of each calendar year, the Plan Administrator shall furnish each Participant (or his Beneficiary, if appropriate) a statement of the accounts established under the Plan on his behalf showing the balance of each such account at the beginning of such year, any changes during such year and the balance of each such account at
the  end  of  such  year.   Statements  to  Participants or their



                                      15-5

Beneficiaries are for reporting purposes only, and no allocation, valuation or statement of account shall operate to vest any right or title to any portion of the Trust Fund, except as specifically provided under the Plan.



                                      15-6

                                  ARTICLE XVI

                                  The Trustee


     16.1 The Trust Fund. The Trustee shall hold such sums of money and other property as it shall receive from time to time, all of which together with income therefrom shall constitute the Trust Fund. The Trustee shall be a "named fiduciary" with respect to the control and management of the Trust Fund within the meaning of Section 402(c) (3) of ERISA and shall administer the Trust Fund pursuant to the provisions of the Plan. The Trustee shall not be responsible for the collection of any funds from the Employer and shall have no authority or duty to inquire into the accuracy of any payments made by the Employer.

     16.2 Investment of Trust Fund. Subject to the provisions of Section 16.3, the Trustee shall have the power and authority in its discretion to invest and reinvest the assets of the Trust Fund, without distinction as to principal and income, in such property, real or personal, which the Trustee shall consider best suited to the purposes of the Plan, including but not limited to, common or preferred stocks, bonds, notes, debentures, mutual funds, Policies, Group Annuity Policies, bank accounts, common trust funds, whether or not established or operated by the Trustee, and "qualifying employer securities and real property" within the meaning of Section 407(d) of ERISA in such amounts as the Trustee may in its discretion determine. The investment of Trust Fund assets under a Group Annuity Policy shall be subject to such restrictions as may be contained under the terms of the Group Annuity Policy with respect to transfer between investment accounts.

     16.3 Investment Direction. Pursuant to Article IX, each Participant shall have the right to direct the Trustee as to the manner in which his accounts shall be invested among the investment options made available by the Trustee under the Plan. The Trustees shall not be liable for any losses incurred by the Trust Fund by reason of any such investment direction properly communicated to the Trustee.

     16.4 Investment Manager. The Trustee may in its discretion appoint an investment manager to manage all or a portion of the assets of the Trust Fund. Such manager shall be a registered investment advisor, bank or insurance company within the meaning of Section 3(38) of ERISA and shall acknowledge in writing that he is a fiduciary with respect to the Plan. The Trustee shall notify the Principal Employer and the Plan Administrator (if other than the Principal Employer) of any such appointment and shall designate in writing the portion of the Trust Fund assets which shall be subject to the management of such investment manager.

     16.5 Trustee Powers. The Trustee shall have all the power and authority necessary and appropriate to carry out the



                                      16-1
administration and management of the Trust Fund. For this purpose the Trustee's powers shall include, but shall not be limited to, the following rights and privileges to be exercised in its discretion:

     (a) To sell, exchange, convey, assign or otherwise transfer any security or other property held in the Trust Fund, either by private contract or public offering;

     (b) To exercise all rights of ownership over any property held in the Trust Fund, including but not limited to, all rights incident to stock ownership, Policies or Group Annuity Policies;

     (c) To register securities or other Trust Fund property in the name of the Trust or of the Trustee and to hold instruments in bearer form; to incur and pay all necessary custodian fees;

     (d) To retain such portion of the Trust Fund uninvested and in non-income producing property for such period of time as the Trustee deems to be in the best interest of the Plan, without liability for interest thereon;

     (e) To bring, defend, settle, compromise or submit to arbitration action, suits, controversies, or proceedings of any kind arising out of the Plan, and to satisfy or collect judgments, decrees, or awards of any kind in connection therewith;

     (f) To employ such clerical help, attorneys and other agents, and to give them such title and to delegate to them such duties, powers and functions as the Trustee deems necessary or expedient, and to pay reasonable expenses and compensation for such services;

     (g) To purchase, hold, and own any Policies for the benefit of Participants hereunder which are consistent with the provisions of this Article XVI and the methods of distribution in Section 12.1.

     If the Trustee consists of more than one (1) individual, the Trustees may designate in writing one of their number to act in the execution of any and all checks, documents and instruments on behalf of the Trust. If the Trustee consists of more than two (2) individuals, any discretionary actions of the Trustees shall be by majority vote.

     16.6 Distributions from the Trust Fund. The Trustee shall from time to time, on written directions of the Plan



                                      16-2

Administrator, make distributions from the Trust Fund to such persons, in such manner, in such amounts and for such purposes as may be specified by the Plan Administrator. The Trustee shall be under no liability for any distribution made pursuant to such written direction and shall be under no duty to make inquiry as to whether any distribution direct by the Plan Administrator is made pursuant to the provisions of the Plan. The Trustee shall not be liable for the proper application of any portion of the Trust Fund if distribution is made in accordance with the written directions of the Plan Administrator, as herein provided, nor shall the Trustee be responsible for the adequacy of the Trust Fund to meet and discharge any and all payments and liabilities under the Plan.

     16.7 Trustee Liability and Protection. The Trustee shall be fully protected in acting upon any instrument, certificate, or paper, believed by it to be genuine and to be signed or presented by the proper person or persons, and the Trustee shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing but may accept the same as conclusive evidence of truth and accuracy of the statements therein contained. The Trustee shall be free from all liabilities for its acts and conduct in the administration and management of the Trust Fund assets and for any losses or diminution in value of the Trust Fund, except for its acts of negligence or willful misconduct and except for losses or diminution in the value that result from the Trustee's own negligence or willful misconduct. However, nothing contained herein shall relieve the Trustee from any responsibility or liability for any responsibility, obligation or duty that the Trustee may have under ERISA.

     16.8 Indemnification. Except as provided below and as otherwise provided in ERISA, no individual person who is serving as the Trustee or one of its members shall incur personal liability of any nature whatsoever in connection with any act done or omitted to be done in carrying out his responsibilities under the terms of the Plan or other responsibilities imposed upon such individual by ERISA. The Principal Employer shall indemnify, defend, and hold harmless such individuals for all acts taken or omitted in carrying out their responsibilities under the terms of the Plan or other responsibilities imposed upon such individuals by ERISA. This indemnification for all acts or omissions is intentionally broad, but shall not provide indemnification for embezzlement or diversion of Trust Fund assets for the benefit of any such individuals, nor shall it provide indemnification for excise taxes imposed under Section 4975 of the Code. The Principal Employer shall indemnify such individuals for expenses of defending an action by a Participant, Beneficiary, government entity or other person, including all legal fees and other costs of such defense. The Principal Employer will also reimburse such an individual for any monetary recovery in a successful action against such individual in any federal or state court or arbitration. In addition, if the claim is settled out of court with the concurrence of the Principal Employer, the Principal Employer shall indemnify such individual
for  any  monetary   liability



                                      16-3
under said settlement. Such indemnification will not be provided with respect to a Trustee which is a corporate trustee.

     16.9 Compensation, Expenses and Taxes. The expenses incurred by the Trustee in the performance of its duties, including fees for legal, accounting and investment services rendered to the Trustee, and such compensation to the Trustee as may be agreed upon in writing from time to time between the Principal Employer and the Trustee, shall be paid by the Employer; provided, however, that any Contract Asset Fees shall be deducted from the accounts maintained under the Plan as of June 30 and December 31 in each calendar year. All taxes of any and all kinds whatsoever that may believed or assessed under existing or future laws upon, or in respect of, the Trust Fund or income thereof shall be paid from the Trust Fund. No compensation shall be paid to any individual Trustee if he receives full-time compensation from the Employer.

     16.10 Records and Accounting. The Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements and other transactions hereunder, and all accounts, books and records relating thereto shall be open to inspection at all reasonable times by the Employer and the Plan Administrator. Within sixty (60) days following the close of each calendar year, or such other date as may be agreed upon, the Trustee shall file with the Principal Employer and the Plan Administrator a written report of the receipts, disbursements and other transactions effected by the Trustee during such calendar year.

     16.11 Removal of Trustee. The Trustee may be removed at any time, without cause, by the Principal Employer giving written notice to the Trustee at least thirty (30) days prior to the effective date of such removal. The Trustee may resign at any time by giving written notice to the Principal Employer at least thirty (30) days prior to the effective date of such resignation. Upon such removal or resignation, or upon the death of the Trustee, the Principal Employer shall appoint a successor Trustee who shall have the same powers, duties, privileges and immunities as its predecessor in office. If there is no remaining Trustee after such removal or resignation, then upon such appointment and acceptance, the replaced Trustee shall transfer, pay over and deliver to such successor the assets then held under the Trust Fund.

     16.12 Valuation of Trust Fund. The Trustee shall, as of December 31 and at such other times as directed by the Plan Administrator, determine the net worth of the Trust Fund and deliver a statement of such valuation to the Principal Employer and the Plan Administrator. In determining such net worth the Trustee shall value the Trust Fund assets at their fair market value as of such date. The Trustee shall as of the last day of each calendar month determine the net worth of the Trust Fund assets held under a Group Annuity Policy and deliver a statement of such valuation to



                                      16-4
the Principal Employer and the Plan Administrator. Any valuation of the Trust Fund performed hereunder shall include a separate valuation of the portion of the Trust Fund assets held under a Group Annuity Policy.

     16.13 Transfers From Other Plans. Upon receiving written instructions from the Principal Employer, the Trustee shall accept for investment under the Trust Fund the transfer of all or any portion of the assets of any other trust fund maintained by the Employer (or any subsidiary thereof) which is exempt under Section 501(a) of the Code by qualifying under Section 401(a) of the Code. Unless otherwise directed by the Principal Employer, the Trustee shall not be required to segregate such transferred assets but the Trustee shall maintain records which will permit the determination of the equitable interest of such other trust fund in the Trust Fund. Upon receiving written instructions from the Employer, the Trustee shall make distributions out of the Trust Fund with respect to such transferred assets in such manner and in such amounts as specified by the Employer; however, in no event shall such transferred assets be used for or diverted to any purpose other than for the exclusive benefit of Employees and their Beneficiaries who are entitled to benefits under such other trust fund. Furthermore, such transferred assets shall not be subject to assignment by such other trust fund.




                                      16-5

                                  ARTICLE XVII

                       Amendment and Termination of Plan

     17.1 Amendment of Plan. The Principal Employer, at any time and from time to time, may by action of its Board of Directors and/or by a writing executed by the Principal Employer by its officer or officers amend any or all of the provisions of the Plan without the consent of any person, provided that:

          (a) no amendment shall increase the duties or liabilities of the Trustee without its written consent;

          (b) no amendment shall permit any part of the Trust Fund to revert to the Employer or permit any part of the Trust Fund, other than such part as may be required to pay taxes, if any, or administration expenses of the Plan, to be used for or diverted to purposes other than the exclusive benefit of Employees or their Beneficiaries; provided, however, that this provision shall not prohibit reversion permitted to the Employer by
               Section 6.6 or 18.4;

          (c) no amendment shall eliminate an optional form of distribution unless permitted by law or cause any part of any Participant's account to be forfeited unless such forfeiture is required to obtain or retain approval of the Plan under the Code or is otherwise required by law; and

          (d) in the event the vesting schedule under Section 11.1 is amended, the vested interest of each affected Participant in his accounts shall not be less than his vested interest determined under such vesting schedule without regard to such amendment.

     A copy of any amendment of the Plan shall be provided to the Trustee.

     17.2 Termination of Plan. While it is the intention of the Employer to continue the Plan indefinitely, the Employer reserves the right to reduce, suspend or discontinue contributions to the Plan, and the Principal Employer reserves the right to terminate the Plan at any time by action of its Board of Directors and/or by a writing executed by the Principal Employer by its officer or officers. Upon complete discontinuance by the Employer of its contributions to the Plan or upon termination of the Plan by the Principal Employer, all unallocated amounts in the Trust Fund shall be allocated pursuant to Article VI and the date of such discontinuance or termination shall be treated as a Valuation Date.



                                      17-1

No Employees shall thereafter be admitted to participation hereunder.   The
Principal Employer shall determine whether the Trustee shall disburse the interest of Participants and their Beneficiaries as immediate benefit payments, retain such interest in the Trust Fund and disburse them in the future in accordance with Plan provisions pertaining to benefit payments, or use what other methods the Principal Employer deems advisable in order to furnish whatever benefits the Trust Fund will provide, subject nevertheless to the provisions of Article XII limiting the method of distribution. The determination of the Principal Employer shall be conclusive and binding on all persons.

     17.3 Restrictions on Distributions. Notwithstanding the foregoing provisions of this Article XVII, in no event shall any distribution of benefits be made hereunder which contravenes the distribution restrictions for cash or deferred arrangements set forth in Section 401(k) of the Code.

     17.4 Merger Consolidation. Transfer of Assets. Unless otherwise permitted by law or regulations, the Plan shall not be merged into, or consolidated with, nor shall any assets or liabilities be transferred to any profit-sharing, pension or retirement plan under circumstances resulting in a transfer of assets or liabilities from the Plan to any other plan unless (1) immediately after any such merger, consolidation or transfer each Participant would, if such other plan then terminated, receive a benefit which would be equal to or greater than the benefit the Participant would have been entitled to receive immediately before such merger, consolidation or transfer if the Plan had then terminated, and (2) such other plan contains the appropriate distributions restrictions for cash or deferred arrangements set forth in Section 401(k) of the Code. In no event shall any assets be transferred to the Plan from any profit-sharing, pension or retirement plan which would cause the Plan to become a "transferee plan" (within the meaning set forth in Section 401(a) (11) (B) of the Code).

     17.5 Vesting Upon Termination. In the event of complete discontinuance by the Employer of its contributions to the Plan or termination or partial termination of the Plan, each affected Participant shall have a fully vested and non-forfeitable right to his Employer Account.

     17.6 Withdrawal From Plan. With the approval of the Principal Employer, each Employer (other than the Principal Employer) may at any time withdraw from the Plan upon giving the Principal Employer and the Trustee at least thirty
(30) days written notice of its intention to withdraw. The Principal Employer may at any time revoke the Plan participation of any Employer upon giving such Employer and the Trustee at least thirty (30) days written notice of the effective date of such revocation. In the event of such withdrawal or revocation the Principal Employer shall in its sole discretion either:



                                      17-2

          (a) direct the Trustee to make such current or deferred distribution to the Participants affected by such withdrawal or revocation as it should deem appropriate and in accordance with the Plan; or

          (b) direct that the portion of the Trust Fund allocable to such affected Participants be transferred to a trust fund or group contract which is qualified and exempt under the applicable provisions of the Code, for purposes of providing equal or greater benefits for such Participants.

     Any distribution or transfer under this Section 17.6 with respect to assets held under any Group Annuity Policy shall be subject to such restrictions as may be contained under the terms of the Group Annuity Policy with respect to the withdrawal, distribution or transfer of funds thereunder.



                                      17-3

                                 ARTICLE XVIII

                        Limitations on Annual Additions


     18.1 Maximum Annual Amounts. Notwithstanding anything contained in the Plan to the contrary, in no event shall a Participant's annual additions and annual amount of retirement benefits be greater than the maximum allowable amounts determined in accordance with Section 415 of the Code and regulations thereunder, taking into account paragraph (e) of said Section 415, Section 1106 of the Tax Reform Act of 1986, Section 235(g) of the Tax Equity and Fiscal Responsibility Act of 1982 and Section 2004(d) of ERISA which are, respectively, incorporated herein by reference.

     18.2 Reduction of Excess Amounts. In the event a Participant, who would otherwise be credited with excess annual additions, benefits or projected benefits, is also a participant under any other defined benefit plan of the Employer or an Affiliate and/or any defined contribution pension plan of the Employer or an Affiliate, adjustment under Section 415 of the Code shall be made in the following order:

          (a) first, the excess of the Participant's projected employer funded annual benefit under any defined benefit pension plan of the Employer or an Affiliate over the Participant's accrued employer funded annual benefit under such plan shall be reduced;

          (b) second, annual additions under the Plan or any other defined contribution plan of the Employer or an Affiliate, other than contributions, if any, made by the Employer or an Affiliate at the election of the Participant, in lieu of cash compensation pursuant to Section 401(k) of the Code, shall be reduced; and

          (c) third, accrued employer funded annual benefits under any defined benefit plan of the Employer or an Affiliate shall be reduced; and

          (d) fourth, contributions, if any, made under the Plan or any other defined contribution plan of the Employer or an Affiliate by the Employer or an Affiliate at the election of the Participant in lieu of cash compensation pursuant to Section 401(k) of the Code, shall be reduced.

Notwithstanding the foregoing, in the event a Participant's excess annual benefits or projected benefits would only result in a violation under Section 415(b) of the Code, his benefits under the



                                      18-1
defined benefit pension plans of the Employer or an Affiliate shall be reduced in the order set forth in subparagraphs (a) and (c) above. Furthermore, in the event a Participant's excess annual additions would only result in a violation under Section 415(c) of the Code, his annual additions shall be reduced under the defined contribution plans of the Employer or any Affiliate, including the Plan, in the order set forth in subparagraphs (b) and (d) above.

     18.3 Definitions. For purposes of calculating the maximum allowable amounts under Section 18.1, a Participant's limitation year shall mean his "Limitation Year" as defined in Section 2.19 and his "compensation" shall mean all amounts paid to him in payment for services rendered by him to the Employer or any Affiliate which may be taken into account for purposes of determining limitations on annual additions and benefits under Section 415 of the Code and any lawful regulations thereunder and includible in gross income during the Limitation Year.

     18.4 Suspense Account. In the event that, after the application of any other provisions of the Plan and any provisions of The Lamson & Sessions Co. Salaried Employees' Retirement Plan, there still remain, as a result of a reasonable error in estimating a Participant's Compensation, an allocation of forfeitures or other limited facts and circumstances which the Commissioner of Internal Revenue finds justify the availability of the rules set forth in this
Section 18.4, Employer contributions which, if allocated to a Participant, would be in excess of the limits on annual additions set forth in Section 18.1, such excess shall be used in the next Limitation Year and in any succeeding Limitation Years, as necessary, to reduce the Employer contributions which would otherwise be made for such Participant for such Limitation Years. In the event such Participant is not in the service of the Employer at the end of the next Limitation Year, or at the end of any succeeding Limitation Year on which such excess still remains, such excess amounts shall be used to reduce the Employer contributions for all remaining Participants who are in the service of the Employer.

     Until any excess described above is used to reduce Employer contributions, it shall be held in a suspense account. Such suspense account shall not be subject to the periodic valuation procedure described in Section 4.3. Notwithstanding any other provisions of the Plan to the contrary (and specifically Section 6.6), in the event the Plan is terminated at a time when there are amounts credited to a suspense account pursuant to this Section 18.4, such excess shall be returned to the Employer.




                                      18-2

                                  ARTICLE XIX

                              Top-Heavy Provisions


     19.1 Restrictions. During any Plan Year that the Plan is top-heavy, as determined in accordance with Section 19.2, the special restrictions contained in Sections 19.3 and 19.4 shall apply.

     19.2 Determination of Top-Heavy Status. The Plan shall be considered to be top-heavy in any Plan Year if, as of the determination date for such Plan Year, all the aggregation groups of which the Plan is a member are top-heavy groups. In the event that in any Plan Year the Plan is a member of an aggregation group which is not a top-heavy group, the Plan shall not be considered to be top-heavy for such Plan Year.

     For purposes of determining the foregoing, the following terms shall be defined as follows:

          (a) "determination date" shall mean, for the first Plan Year, its last day, and thereafter shall mean, for any other Plan Year, the last day of the preceding Plan Year;

          (b)  "key employee" shall mean a "key employee" as described in
               Section 416(i) of the Code which is hereby incorporated by reference and who is described for informational purposes herein as any Employee, former Employee or Beneficiary who at any time during the Plan Year or the four (4) preceding Plan Years is:

               (i) an officer of the Employer or an Affiliate having total remuneration (as defined in Section 19.2(g)) for the Plan Year of determination greater than Forty-Nine Thousand Thirty-Two Dollars ($49,032.00) or, if greater, fifty percent (50%) of the amount specified in Section 415(b) (1)
                    (A) of the Code (plus any increase for cost-of-living after 1989 as determined from time to time pursuant to regulations issued by the Secretary of the Treasury or his delegate pursuant to Section 415(d) of the Code);

               (ii) a one-half of one percent (.5%) actual or constructive owner of the Employer or any Affiliate who owns one of the ten
                    (10) largest interests in the Employer or any Affiliate and who is an employee of the Employer or an Affiliate having total remuneration (as



                                      19-1
                    defined in Section 19.2(g)) greater than Thirty Thousand Dollars ($30,000.00) or, if greater, the amount specified in
                    Section 415(c) (1) (A) of the Code (plus any increase for cost-of-living after 1989 as determined from time to time pursuant to regulations issued by the Secretary of the Treasury or his delegate pursuant to Section 415(d) of the
                    Code);

              (iii) a five percent (5%) actual or constructive owner of the
                    Employer or any Affiliate; or

               (iv) a one percent (1%) actual or constructive owner of the
                    Employer or any Affiliate having total remuneration (as defined in Section 19.2(g)) from the Employer and all Affiliates for the Plan Year of determination greater than One Hundred Fifty Thousand Dollars ($150,000.00);

                    provided that any such Employee also performed service for the Employer or an Affiliate during the five (5) Plan Year period ending on the determination date; and provided that an amount held for the Beneficiary of a key employee who is deceased shall be deemed to be an amount held for a key employee;

          (c) "non-key employee" shall mean any Employee, former Employee or Beneficiary who is not a key employee including any Employee or Beneficiary who was formerly a key employee;

          (d) "permissive aggregation group" shall mean the required aggregation group plus one or more other plans to which the Employer or any Affiliate makes contributions, which, when considered as a group with the required aggregation group, would continue to comply with Sections 401(a) (4) and 410 of the Code;

          (e) "required aggregation group" shall mean each defined benefit plan and each defined contribution plan of the Employer or any Affiliate in which a key employee is a participant in the Plan Year containing the determination date or in any of the four (4) preceding Plan Years and each other defined benefit plan and each other defined contribution plan which, during said Plan Years, enables such plans to meet the requirements of Section 401(a) (4) or 410 of the Code, including for this purpose each defined benefit plan and each



                                      19-2
               defined contribution plan of the Employer or any Affiliate which was terminated during any of said Plan Years;

          (f) "top-heavy group" shall mean any aggregation group if the sum, as of the determination date, of:

               (i) the aggregate value of the account balances of key employees under all defined contribution plans included in such group; and

               (ii) the present value of the cumulative accrued benefits for key employees under all defined benefit plans included in such group;

                    exceeds sixty percent (60%) of a similar sum determined for all participants, former participants and beneficiaries permitted to be taken into account pursuant to Section 416(g) of the Code, with such values being determined for each plan as of the most recent valuation date occurring within the twelve (12) month period ending on the determination date and subject to appropriate adjustments under said Section 416(g) and lawful regulations issued thereunder, including the requirement that benefits and accounts of a participant be increased by the aggregate distributions with respect to such participant during the five (5) year period ending on the determination date;

          (g) "total remuneration" shall mean, for any participant, all amounts paid to him in payment for services rendered by him to the Employer or any Affiliate which may be taken into account for purposes of determining limitations on annual additions and benefits under Section 415 of the Code and any lawful regulations thereunder; provided that on or after the Restatement Date and prior to January l, 1994 total remuneration shall not exceed Two Hundred Thousand Dollars ($200,000.00) (plus any increase for cost-of-living after 1989 prescribed by the Secretary of the Treasury pursuant to Sections 401(a) (17) and 415(d) of the Code) and on or after January 1, 1994 total remuneration shall not exceed One Hundred Fifty Thousand Dollars ($150,000) (plus any adjustment for cost-of-living or otherwise as shall be prescribed by the Secretary of the Treasury pursuant to Sections 401(a) (17) and 415(d) of the Code) and provided further that in determining the foregoing limit, the family aggregation rules contained in Section 2.7 hereof shall apply; and



                                      19-3

          (h)  "valuation date" shall mean:

               (i) in the case of a defined contribution plan, as date a of which account balances are valued; and

               (ii) in the case of a defined benefit plan, a date as of which liabilities and assets are valued for computing plan costs for purposes of determining the plan's minimum funding requirements under Section 412 of the Code.

     In making any of the aforementioned calculations, contributions due but unpaid as of the determination date shall be included in determining the value of account balances. In addition, the present value of cumulative accrued benefits shall be determined as if they accrued no more rapidly than the slowest rate of accrual permitted under the fractional rule of Section 411(b)
(1) (C) of the Code utilizing the actuarial factors and assumptions set forth in the defined benefit plans included in the aggregation groups. Furthermore, for purposes of making the aforementioned calculations with respect to defined benefit plans, proportional subsidies, and benefits not relating to retirement benefits such as pre-retirement death and disability benefits and post retirement medical benefits, are to be disregarded but nonproportional subsidies are to be taken into account.

     19.3 Minimum Contribution. During any Plan Year that the Plan is top-heavy, the Employer shall make a minimum contribution to the Plan on behalf of each non-key employee who meets all of the following requirements:

          (a) he is a Eligible Employee who is employed on the last day of such Plan Year or was an Eligible Employee whose employment terminated on or as of the last day of such Plan Year, irrespective of whether he has completed one thousand (1,000) hours for the Employer or any Affiliate during such Plan Year; and

          (b) he is not a participant in a defined benefit pension plan that provides him with a minimum accrued benefit (regardless of whether such accrued benefit is offset by benefits under the
               Plan) which satisfies the requirements of Section 416(c) (1) of the Code.

The minimum contribution to be made hereunder for such a non-key employee shall be an amount which when added to the contributions allocable to such non-key employee under all other defined contribution plans of the Employer or any Affiliate shall cause such total contributions to be at least equal to the lesser of:



                                      19-4

          (i) three percent (3%) of the non-key employee's total remuneration (as defined in Section 19.2(g) hereof) during the Plan Year; or

          (ii) the largest percentage of total remuneration provided to any key employee by the contributions of the Employer or any Affiliate for such Plan Year.

In determining the percentage set forth in subparagraph (ii) above, salary reduction amounts which are excluded from the taxable income of a key employee under Code Section 402(e) (3) shall be taken into account, but such amounts, together with any related matching contributions, shall not be taken into account with respect to non-key employees in determining compliance with this
Section 19.3. However, rollover contributions made pursuant to Section 8.2 and Employer contributions made pursuant to Section 11.7(b) shall not be taken into account when determining the Employer contributions required under this Section
19.3. If an Eligible Employee who is not a Participant receives a contribution under this Section 19.3, he shall be deemed to a Participant for purposes of distributing such contribution and earnings thereon.

     19.4 Limitations on Annual Additions Under Top-Heavy Plan. During any Plan Year that the Plan is top-heavy the limitations on annual additions and annual benefits under Section 415 of the Code, described in Section 18.1 hereof, shall be reduced as described in Section 416(h) of the Code. The Employer will not make the additional contributions permitted by Section 416(h)
(2) of the Code to increase the limits under Section 415(e) of the Code.



                                      19-5

                                   ARTICLE XX

                                     Loans

     20.1 Loans to Participants. The Plan Administrator may upon receipt of the written application of a Participant in accordance with a uniform, nondiscriminatory policy available to all such Participants direct the Trustee to make a bona fide loan or loans to such borrower; provided, however, that on and after August 1, 1994 a Participant who has terminated employment may borrow from the Plan only if he is a Party in Interest. No loan under this Article XX shall be permitted unless the borrower's spouse consents to such loan (and the assignment set forth in Section 20.3) within the ninety-day period preceding the making of such loan pursuant to Section 12.3. For purposes of this Article XX, the words "Party in Interest" shall mean any person who is a party in interest within the meaning of Section 3(14) of ERISA which is hereby incorporated by reference. For purposes of determining whether a terminated Participant is a Party in Interest under the loan provisions contained in this
Article XX, the words "Party in Interest" generally refer to a terminated Participant who is either an officer or director of the Employer.

     20.2 Limits on Loans. Each loan under this Article XX shall be for a minimum of One Thousand Dollars ($1,000.00). Loans made on and after August 1, 1994 may only be made from accounts which are fully vested and nonforfeitable. In no event shall the total of any outstanding loan balances under this Article XX, including the interest accrued thereon, exceed the then value of the vested portion of the borrower's accounts determined pursuant to Section 4.2; nor shall the total of such loan balances when aggregated with loan balances of the borrower under any other qualified retirement plans maintained by the Employer or any Affiliate exceed the lesser of (1) one-half (1/2) of the then value of the vested portion of the borrower's accounts determined pursuant to Section 4.2, or (2) $50,000, reduced by the excess (if any) of the highest outstanding balance of loans to such borrower from the Plan and all other qualified retirement plans of the Employer or any Affiliate during the one-year period preceding the date on which the loan is made over the outstanding balance of loans to such borrower from the plans on the date the loan is made.

     20.3 Security for Loans. Each loan made under this Article XX shall be evidenced by a note payable to the order of the Trustee and shall be secured by adequate collateral. Such collateral shall consist of the assignment of the borrower's entire right, title and interest in and to one-half (1/2) of the vested portion of the borrower's accounts in the Trust Fund. By accepting such loan, the borrower automatically assigns as security for such loan his right, title and interest in and to one-half (1/2) of the vested portion of his accounts in the Trust Fund.




                                      20-1

     20.4 Repayment Procedures. Except as provided in Section 20.6, repayment of any loan made to an Employee shall be by payroll deduction unless another procedure is agreed to by the Plan Administrator and the Employee. Except as provided in Section 20.6, repayment of any loan made to a borrower who is not an Employee shall be made as mutually agreed by the Plan Administrator and such borrower.

     20.5 Loans Considered Investments. Each loan made under this Article XX shall be considered an investment by the borrower of his accounts. The accounts of a borrower, to the extent of such borrowing, shall be deemed segregated for investment purposes. Interest shall be charged at a reasonable rate established by the Trustee based on the rate charged by commercial lending institutions for similar loans. Each loan made prior to August l, 1994, shall be charged against the borrower's accounts on a "pro rata" basis. That is, if the borrower has more than one account, all his accounts shall be charged in proportion to the balances in the accounts. Each loan made on and after August l, 1994 shall only be charged against the borrower's accounts which are fully vested and nonforfeitable on a "pro-rata" basis. That is, if the borrower has more than one account which is fully vested and nonforfeitable, all his accounts which are fully vested and nonforfeitable shall be charged in proportion to the balances in such accounts. If an account is invested in more than one investment option, all options shall be reduced in proportion to the balance of the account invested in each option. Each borrower who applies for a loan under this Article XX shall receive a written statement of the terms and conditions of the loan, including the annual interest rate and the total dollar amount of the finance charges.

     20.6 Repayment of Loan. The term of each loan made under this Article XX shall be arrived at by mutual agreement between the Trustee and the borrower pursuant to a uniform, nondiscriminatory policy; provided, however, that (1) such term shall in no event exceed five (5) years unless the loan is used to acquire a dwelling unit which is to be used within a reasonable time as a principal residence of the borrower, in which case, such loan may be for such term as is customary in similar transactions involving lending institutions, and (2) all loans shall be amortized in level payments made not less frequently than quarterly over the term of the loan. Furthermore, such term shall not extend beyond the date the Participant attains age seventy and one-half (70-1/2). All loan repayments and interest earned on any loan shall be credited to the Participant' s accounts in proportion to amounts that were drawn from the accounts to make the loan.

     If a Participant terminates employment or becomes entitled to a distribution from the Trust Fund prior to August l, 1994 at a time when there is an unpaid balance of a loan under this Article XX, the Trustee shall proceed as follows:




                                      20-2

          (a) permit the Participant to continue making monthly payments of principal and interest on the remaining balance of the loan until it is repaid;

          (b) permit the Participant to pay off the remaining balance on the loan in a single lump sum payment; or

          (c) at the Participant's election or in the event the loan is in default, deduct the unpaid balance of the principal of such loan or any portion thereof, and any interest accrued to the date of such deduction, from any payment or distribution from the Trust Fund to which the Participant is entitled. If the amount of such payment or distribution is not sufficient to repay the remaining balance of such loan, the Participant shall be liable for and continue to make payments on the balance still due from him.

     If a Participant terminates employment or becomes entitled to a distribution from the Trust Fund on and after August l, 1994 at a time when there is an unpaid balance of a loan under this Article XX, the Trustee shall proceed as follows:

          (a) require the Participant to pay off the remaining balance on the loan in a single lump sum payment; or

          (b) at the Participant's election or in the event the loan is in default, deduct the unpaid balance of the principal of such loan or any portion thereof, and any interest accrued to the date of such deduction, from any payment or distribution from the Trust Fund to which the Participant is entitled. If the amount of such payment or distribution is not sufficient to repay the remaining balance of such loan, the Participant shall continue to be liable for the balance still due from him.

     If a Participant's Beneficiary or Spouse becomes entitled to and elects to receive a distribution from the Trust Fund at a time when there is an unpaid balance of a loan under this Article XX, the Trustee shall deduct the unpaid balance of the principal of such loan or any portion thereof, and any interest accrued to the date of such deduction, from any payment or distribution from the Trust Fund to which the Participant's Beneficiary or Spouse is entitled unless the Beneficiary or Spouse repays the loan in a single lump sum payment prior to the date of payment or distribution from the Trust Fund. If the amount of such payment or distribution is not sufficient to repay the remaining balance of



                                      20-3
such loan, the Beneficiary or Spouse shall be liable for the balance still due from him.

     20.7 Payment of Prior Loans. Notwithstanding the foregoing provisions of this Article XX, in the event the proceeds of any loan made hereunder shall be used directly or indirectly to pay off any obligations under a prior loan made hereunder, the term of the more recent loan shall not extend beyond the period of-repayment under the prior loan. For purposes of this Section 20.7, the Plan Administrator shall be able to rely on a certification by the borrower as to the use of the new loan's proceeds.

     20.8 Group Annuity Policy. Any loan under this Article XX with respect to assets held under the Group Annuity Policy shall be subject to such restrictions as may be contained under the terms of the Group Annuity Policy with respect to the withdrawal of funds thereunder.

     20.9 Effective Date of Loan Provisions. Except as otherwise provided in this Article XX, the effective date of the provisions set forth in this Article XX is October 19, 1989. Loans made from the Plan on or after the Restatement Date and prior to October 19, 1989 shall be deemed to have been made in accordance with the provisions of the Plan (as constituted prior to the Restatement Date) in effect at the time of the making of the loan.




                                      20-4

                                  ARTICLE XXI

                               Insurance Policies

     21.1 Purchase of Policies. The Trustee shall, upon written direction by a Participant, apply a portion of contributions made by or on behalf of such Participant toward the purchase of Policies on the life of such Participant. The Trustee shall be designated the sole owner of such Policies, but all benefits, rights, privileges and options under such Policies and all dividends payable or refunds made by the Insurance Company on such Policies shall be exercised and dealt with for the sole benefit of the Participant (or his beneficiary) on whose behalf such Policies were purchased.

     21.2 General Rules and Limitations. All Policies shall be issued on a uniform and non-discriminatory basis as of a common anniversary date which shall be the last day of the Plan Year or the first day of the following month. Any adjustment to an existing Policy to increase or decrease the face amount and premium may be made as of any such date, or as of another date during the calendar year. Payments made to the Insurance Company with respect to any Policy purchased on behalf of a Participant shall constitute an investment of funds credited to such Participant's account, and his accounts shall be reduced accordingly by any such payments. Any dividends declared upon a Policy may be applied in any manner permitted by the Insurance Company and shall increase the account of the Participant on whose behalf the Policy was issued. The purchase of Policies shall be so limited that at no time shall the aggregate of premiums paid exceed the following percentages of the aggregate Employer contributions credited to a Participant's account:

          (a) If the Policies on the life of a Participant are all term insurance - 25%.

          (b) If the Policies on the life of a Participant are all ordinary life insurance - 49.9%.

          (c) If the Policies on the life of a Participant include both term and ordinary life insurance, the total term premiums plus one-half of the ordinary life premiums shall not exceed 25%.

     In the event of any conflict between the provisions of the Plan and the terms of any Policy purchased hereunder, the provisions of the Plan shall control.

     21.3 Disposition at Retirement. Upon the retirement of a Participant on or after his Normal Retirement Date or upon his termination of employment due to total and permanent disability, the Trustee shall transfer and deliver any Policy held on behalf of



                                      21-1
such Participant to the Participant (with such endorsements as the Trustee may direct), or convert such Policy to an annuity, or surrender such Policy in which case the cash value thereof shall be included as part of the accounts of such Participant and distributed to him in accordance with the provisions of
Article XII.

     21.4 Disposition upon Termination. If a Participant terminates his employment before reaching his Normal Retirement Date by reason other than death or total and permanent disability, he shall be vested in the percentage of the cash value of any Policy held on his behalf in accordance with the vesting schedule set forth in Section 11.1 and his Years of Service determined pursuant to Section 11.2. The Participant may direct the Trustee to:

          (a) transfer and deliver the Policy to the Participant (with such endorsements as the Trustee may direct) or convert such Policy to an annuity after recovering for the benefit of the Trust Fund the nonvested portion of the cash value of the Policy by payment from the Participant; or

          (b) surrender the Policy and pay the nonforfeitable portion of the cash value of the Policy into the Participant's accounts for disposition in accordance with the provisions of Article XI.

     The nonvested portion of the cash value of such Policy which may be released in accordance with the provisions of this Section 21.4 shall be treated as a forfeiture and applied in accordance with Section 11.4.

     21.5 Disposition upon Death. All death benefits, dividends or refunds of premium payable under any Policy shall be paid to the Beneficiary named in the Policy. Such death benefits shall be paid to the Beneficiary in accordance with the terms and settlement options contained in the Policy. The Beneficiary of any Policy shall be deemed to be the Participant's Spouse for all proceeds of such Policy, unless the Spouse consents to another Beneficiary pursuant to
Section 12.3.

     21.6 Conversion of Policies. Notwithstanding any other provisions herein, in the event any Policy is converted to an annuity pursuant to the provisions of this Article XXI, such annuity shall be endorsed as nontransferable.

     21.7 Kev Man Insurance. The Trustee shall have the authority, which shall be exercised upon the written direction of the Employer, to invest in life insurance Policies on the lives of key Employees of the Employer, payable upon death to the Plan as beneficiary. Such Policies shall be vested exclusively in the Trustee for the benefit of the Plan and death proceeds received



                                      21-2
under any such Policy shall be allocated in accordance with the provisions of
Article VI.



                                      21-3

                                  ARTICLE XXII

                            Miscellaneous Provisions

     22.1 Spendthrift Provisions. Subject to Section 20.3, the rights of any Participant or his Beneficiary to any benefit or to any payment under the Plan shall not be subject to alienation, assignment, attachment, transfer, garnishment or other legal or equitable process, and no Participant or his Beneficiary shall have any right to alienate, anticipate, commute, pledge, encumber or assign any such benefit or payment, either voluntarily or involuntarily. The preceding sentence shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such order is determined to be a "qualified domestic relations order", as defined in Section 414(p) of the Code. The Plan Administrator shall establish a procedure to determine the status of a domestic relations order as a qualified domestic relations order and to administer Plan distributions in accordance with such qualified orders.

     22.2 Limitation of Rights and Benefits. Nothing appearing in or done pursuant to the Plan shall be held or construed to create a contract of employment with the Employer, to obligate the Employer to continue the services of any Employee, or to affect or modify any Employee's terms of employment in any way; or to give any person any legal or equitable right or interest in the Trust Fund or any part thereof or distribution therefrom, or against the Employer, except as expressly provided herein.

     22.3 Benefits Subject to Adequacy of Trust Fund. All benefits payable under the Plan shall be paid or provided solely from the Trust Fund and the Employer assumes no liability or responsibility therefor. The Employer is under no legal obligation to make any contribution to the Plan and no action or suit shall be brought by a Participant or his Beneficiary or by the Trustee, against the Employer for any such contribution.

     22.4 Plan for Exclusive Benefit of Employees.  Except as provided in
Section 6.6 or 18.4 and notwithstanding any other provisions to the contrary, no part of the Trust Fund shall revert to the Employer and no part of the Trust Fund, other than such part as is required to pay taxes, if any, or administrative expenses chargeable against the Trust Fund, shall be used for any purpose other than the exclusive benefit of Employees and their Beneficiaries, pursuant to the provisions of the Plan.

     22.5 Construction. The headings of the Plan have been inserted for convenience of reference only and are to be ignored in any construction of the provisions hereof. Whenever used herein, a pronoun or adjective in the masculine gender includes the feminine gender, the singular includes the plural and the plural



                                      22-1
includes the singular, unless the content clearly indicates otherwise. To the extent not preempted by ERISA, the Plan shall be construed according to the laws of the State of Ohio. In the event any provision of the Plan shall be held illegal or invalid for any reason, such determination shall not affect the remaining provisions of the Plan and it shall be construed as if such illegal or invalid provisions had never been included.

     22.6 Facility of Payment. In the event the recipient of any benefit payments under the Plan is incapable of handling his affairs by reason of minority, illness, infirmity or other incapacity, the Trustee may apply such payments to the care, comfort, maintenance, support, education or other use of such recipient, or disburse such payments to a person or institution having the care and control of such recipient. The receipt by such person or institution of any such payments shall be complete acquittance therefor, and any such payment to the extent thereof, shall discharge the liability of the Plan for the payment of benefits hereunder to such recipient.

     22.7 Non-Covered Employment. Any employment with the Employer in a job classification not covered by the Plan shall be treated as covered employment for the limited purpose of determining a person's eligibility to participate in the Plan under Article III and his vested interest under Article XI. Hours of Service and Years of Service for such employment shall be credited in accordance with the applicable provisions of the Plan.

     22.8 Direct Transfers. Any distribution made hereunder to a distributee after December 31, 1992 shall be made directly to such distributee unless he elects a direct rollover pursuant to the second paragraph of this Section 22.8; provided, however, that the distributee must acknowledge in writing that he understands that any payment after December 31, 1992 which includes more than two hundred dollars ($200.00) in cash and which, under Code Section 402(c), is eligible to be rolled over to an eligible retirement plan will be subject to withholding taxes.

     After December 31, 1992, each distributee shall have the right to direct that any distribution which, under Code Section 402(c), qualifies as an eligible rollover distribution be transferred directly to an eligible retirement plan. A distributee may direct that part of the distribution be transferred directly to an eligible retirement plan and the balance be paid to him, provided that the amount directly transferred to the eligible retirement plan shall be at least five hundred dollars ($500.00). A distributee is not permitted to direct that his distribution be transferred directly to more than one eligible retirement plan. In the event that a distributee fails to make any direction, the distribution shall be paid directly to him after deduction of appropriate withholding taxes.



                                      22-2

     Unless the context otherwise indicates, the following terms shall have the following meanings whenever used in this Section 22.8:

          (a) "eligible rollover distributions shall mean any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:

               (i) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten
                       (10) years or more;

               (ii) any distribution to the extent such distribution is required under Section 401(a) (9) of the Code; and

               (iii) the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

          (b)  "eligible retirement plan" shall mean:

               (i) an individual retirement account described in Section 408(a) of the Code;


               (ii) an individual retirement annuity described in Section 408(b) of the Code;

               (iii) an annuity plan described in Section 403(a) of the Code; or

               (iv) a qualified trust described in Section 401(a) of the Code;


               that accepts the distributee's eligible rollover distribution.

               Notwithstanding the foregoing, in the case of an eligible rollover distribution to the surviving spouse of a deceased Employee, an eligible retirement plan is an individual retirement account or individual retirement annuity.



                                      22-3

          (c)  "distributee" shall mean:

               (i)  an employee or former Employee; and

               (ii) an Employee's or a former Employee's surviving spouse and an Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, without regard to the interest of the spouse or former spouse.

          (d) "direct rollover" shall mean a payment by the Plan to the eligible retirement plan specified by the distributee.

     22.9 Prior Account Balances. Notwithstanding any provision of this Amendment and Restatement to the contrary, this Amendment and Restatement shall not affect the balances credited to the accounts of any Participant as of the Restatement Date, which balances shall remain credited to such accounts until such date subsequent to the Restatement Date as of which such accounts shall be credited, debited, or adjusted as provided in the Plan, and shall not affect the amount or method of distribution of the vested interests of Participants who died, became disabled, retired or terminated employment prior to the Restatement Date.

     22.10 Supplemental Agreement To The Plan. The Supplemental Agreement to the Plan relating to the Carlon Plan, together with the Plan as modified by said Supplemental Agreement, shall be deemed to constitute and set forth the provisions of the Carlon Plan for the period commencing on the Restatement Date and ending on December 31, 1991. Said Supplemental Agreement shall not be effective for any period commencing after December 31, 1991.



                                      22-4

     IN WITNESS WHEREOF, THE LAMSON & SESSIONS CO., by its appropriate officers duly authorized, and C.E. ALLEN, J.J. ABEL, R.E. HOUSE and L.C. ANDREANO have caused this Amendment and Restatement of the Plan to be executed as of the 16 day of December, 1994.
    --        --------
                                     THE LAMSON & SESSIONS CO.

                                             ("Principal Employer")

                                     By    /s/C.E. Allen
                                        ------------------------------------

                                     And  /s/James J. Abel
                                        ------------------------------------


                                          /s/C.E. Allen
                                     ---------------------------------------
                                          C.E. ALLEN


                                          /s/J.J. Abel
                                     ---------------------------------------
                                          J.J. ABEL


                                          /s/R.E. House
                                     ---------------------------------------
                                          R.E. HOUSE


                                          /s/L.C. Andreano
                                     ---------------------------------------
                                          L.C. ANDREANO

                                             ("Trustee")



                                      22-5

                             SUPPLEMENTAL AGREEMENT
                                       TO
                THE LAMSON & SESSIONS CO. DEFERRED SAVINGS PLAN
                                  RELATING TO
        THE LAMSON & SESSIONS CO. CARLON DIVISION DEFERRED SAVINGS PLAN
        ---------------------------------------------------------------

     THIS SUPPLEMENTAL AGREEMENT, together with the provisions of THE LAMSON & SESSIONS CO. DEFERRED SAVINGS PLAN, as modified herein, constitute and set forth the provisions of THE LAMSON & SESSIONS CO. CARLON DIVISION DEFERRED SAVINGS PLAN which were in effect during the Pre-Merger Period (as hereinafter defined).
                   GENERAL SUPPLEMENTAL AGREEMENT DEFINITIONS

     The following terms shall have the following meaning whenever used in this Supplemental Agreement:

     (1) The words "Carlon Plan" shall mean The Lamson & Sessions Co. Carlon Division Deferred Savings Plan, as in effect prior to the Merger Date.

     (2) The words "Lamson Plan" shall mean The Lamson & Sessions Co. Deferred Savings Plan.

     (3) The words "Merger Date" shall mean January 1, 1992, the date the Carlon Plan was merged into the Lamson Plan.

     (4) The words "Pre-Merger Period" shall mean the period from December 31, 1988 until the Merger Date.



                                Carlon Plan - 1

                              PRELIMINARY MATTERS

     (5) Section 1.1 of Article I of the Lamson Plan is hereby modified with respect to the Carlon Plan during the PreMerger Period to read as follows:

          "1.1 Name of Plan. The Plan shall continue to be known as The Lamson & Sessions Co. Carlon Division Deferred Savings Plan."

     (6) Section 1.3 of Article I of the Lamson Plan is hereby deleted with respect to the Carlon Plan during the PreMerger Period.

                                  DEFINITIONS

     (7) Section 2.5 of Article II of the Lamson Plan is hereby deleted with respect to the Carlon Plan during the PreMerger Period.

     (8) Section 2.8 of Article II of the Lamson Plan is hereby modified with respect to the Carlon Plan during the PreMerger Period to read as follows:

          "2.8 'Effective Date' of the Plan shall mean January 1, 1987."

     (9) Sections 2.10 and 2.11 of Article II of the Lamson Plan are hereby modified with respect to the Carlon Plan during the Pre-Merger Period to read as follows:

          "2.10 'Employee' shall mean any person, including a Leased Employee, who is employed by the Employer at its Carlon Division as a salaried employee.

          2.11 'Employer' shall mean The Lamson & Sessions Co. and any successor thereto which assumes the obligations of the Employer under the Plan."



                                Carlon Plan - 2

     (10) Section 2.23 of Article II of the Lamson Plan is hereby modified with respect to the Carlon Plan during the PreMerger Period to read as follows:

          "2.23 'Participant' shall mean any Employee who is an Eligible-Employee and has completed the requirements of Section 3.2 and shall also include any former Employee who is receiving or is eligible to receive benefits under the Plan."

     (11) Sections 2.24 and 2.25 of Article II of the Lamson Plan are hereby modified with respect to the Carlon Plan during the Pre-Merger Period to read as follows:

          "2.24 'Participation Date' shall mean:

          (a) for periods commencing on or after the Restatement Date and prior to December 31, 1991, the Restatement Date and each July 1 and December 31 thereafter; and

          (b) for periods commencing and ending on December 31, 1991, December 31, 1991.

               2.25' shall mean The Lamson & Sessions Co. Carlon Division Deferred Savings Plan, as the same may be amended from time to time."

     (12) Section 2.27 of Article II of the Lamson Plan is hereby modified with respect to the Carlon Plan during the PreMerger Period to read as follows:

          "2.27 'Plan Year' shall mean the period which commenced and simultaneously ended on December 31, 1991 for the period which commenced immediately prior to January 1, 1992, shall mean each twelve (12) month period which commenced on December 31 and ended on December 30 for periods which commenced after December 30, 1988 and ended prior to December 31, 1991, shall mean the period which commenced on January 1, 1988 and ended on December 30, 1988 for the period immediately prior to December 31, 1988 and shall mean the calendar year for the first plan year."



                                Carlon Plan - 3

     (13) Section 2.35 of Article II of the Lamson Plan is hereby modified with respect to the Carlon Plan during the PreMerger Period to read as follows:

          "2.35 'Trustee' shall mean C.E. Allen, J.J. Abel, R.E. House and J. Degnovivo."

                              PARTICIPANT ACCOUNTS

     (14) The second paragraph of Section 4.1 of Article IV of the Lamson Plan is hereby modified with respect to the Carlon Plan during the Pre-Merger Period to read as follows:

          "The Plan Administrator shall also establish and maintain such other accounts for each Participant as may be required to carry out the provisions of the Plan. Accounts being maintained immediately prior to the Restatement Date shall continue to be maintained under the Plan as amended and restated herein; provided, however that a Participant's Discretionary Employer Contribution Account shall be deemed to be an Additional Employer Contribution Account. All payments of benefits to a Participant or his Beneficiary shall be charged against the respective accounts of the Participant."

     (15) The last paragraph of Section 4.1 of Article IV of the Lamson Plan is hereby deleted with respect to the Carlon Plan during the Pre-Merger Period.

                             EMPLOYER CONTRIBUTIONS

     (16) Section 6.1 of Article VI of the Lamson Plan is hereby amended by the deletion of the words "each Employer" and the substitution in lieu thereof of the words "the Employer" with respect to the Carlon Plan during the Pre-Merger Period.

     (17) Section 6.4 of Article VI of the Lamson Plan is hereby amended by the deletion of the phrase", for periods



                                Carlon Plan - 4
commencing on or after January 1, 1989," with respect to the Carlon Plan during the Pre-Merger Period.

                            DIRECTION OF INVESTMENTS

     (18) Section 9.2 and 9.3 of Article IX of the Lamson Plan are hereby modified with respect to the Carlon Plan during the PreMerger Period to read as follows:

          "9.2 Change in Investment Direction. A Participant may, as of each January 1 and July 1 and as of December 31, 1991, change his investment direction with respect to future contributions by filing a new investment direction form with the Plan Administrator at least thirty (30) days prior to the effective date of such change. Such new investment direction shall apply only to contributions made by or on behalf of the Participant on or after such date.

          9.3 Change in Investment of Prior Contributions. A Participant or a Beneficiary may, once during each calendar year, change his investment direction with respect to prior contributions by filing a new investment direction form with the Plan Administrator at least thirty (30) days prior to the effective date of such change. The Participant or Beneficiary may thereby direct the Trustee to transfer all or a portion of the value of any account in multiples of one percent (1%) to any one or a combination of the investment options available under the Plan."


                     VESTING AND TERMINATION OF EMPLOYMENT

     (19) The second paragraph of section 11.1 of Article XI of the Lamson Plan is hereby deleted with respect to the Carlon Plan during the Pre-Merger Period.

                              PLAN ADMINISTRATION

     (20) Section 15.10 of Article XV of the Lamson Plan is hereby amended by the deletion of the words "sixty (60) days" the



                                Carlon Plan - 5
first time they appear and the substitution in lieu thereof of the words "ninety (90) days" with respect to the Carlon Plan during the Pre-Merger Period.

                                  THE TRUSTEE

     (21) Section 16.13 of Article XIII of the Lamson Plan is hereby modified with respect to the Carlon Plan during the Pre-Merger Period to read as follows:

          "16.13 Transferring Trust. Notwithstanding any other provision of the Plan the contrary, the Trustee shall upon receiving written instructions from the Employer, transfer to The Lamson & Sessions Co. Deferred Savings Plan (the 'master trust') for investment thereunder such portion of the assets of the Plan as directed by the Employer. Such transferred assets shall be held and invested under the master trust for the exclusive benefit of Participants and their beneficiaries pursuant to the provisions the master trust which are deemed to be a part of the Plan and are incorporated herein by reference. In the event of such transfer, the Trustee shall have no further investment responsibility for the transferred assets nor any duty to review and follow the investments made by the trustee of the master trust with respect to the transferred assets except to the extent provided by ERISA."


                       AMENDMENT AND TERMINATION OF PLAN

     (22) Section 17.6 of Article XVII of the Lamson Plan is hereby deleted with respect to the Carlon Plan during the PreMerger Period.




                                Carlon Plan - 6

     IN WITNESS WHEREOF, THE LAMSON & SESSIONS CO., by its appropriate officers duly authorized, and C.E. ALLEN, J.J. ABEL and R.E. HOUSE have caused this Supplemental Agreement to be executed as of the 16 day of December, 1994.
                                                ---        --------
                                     THE LAMSON & SESSIONS CO.

                                             ("Employer")

                                     By  /s/C.E. Allen
                                        ---------------------------------------

                                     And  /s/James J. Abel
                                        ---------------------------------------


                                       /s/C.E. Allen
                                     ------------------------------------------
                                          C.E. ALLEN

                                       /s/J.J. Abel
                                     ------------------------------------------
                                          J.J. ABEL

                                       /s/R.E. House
                                     ------------------------------------------
                                          R.E. HOUSE

                                             ("Trustee")



                                Carlon Plan - 7

                                AMENDMENT NO. 1

                                       TO

                THE LAMSON & SESSIONS CO. DEFERRED SAVINGS PLAN


     THIS AMENDMENT NO. 1 is entered into by and between THE LAMSON & SESSIONS CO., a corporation organized and existing under and by virtue of the laws of the State of Ohio (hereinafter called the "Principal Employer" and the "Employer"), and C.E. ALLEN, J.J. ABEL, R.E. HOUSE and L.C. ANDREANO, the individual trustees hereunder (hereinafter collectively called the "Trustee").

                              W I T N E S S E T H:

     WHEREAS, on September 5, 1986 the Principal Employer established The Lamson & Sessions Co. Deferred Savings Plan (hereinafter called the "Plan"), effective December 1, 1985; and

     WHEREAS, on December 16, 1994, the Principal Employer amended and restated the Plan effective December 31, 1988 in order to bring it into compliance with the Tax Reform Act of 1986 and regulations issued thereunder and various other laws and regulations in effect, and to make certain other necessary and desirable changes; and

     WHEREAS, the Principal employer has determined that it is appropriate to further amend the Plan;

     NOW THEREFORE, the Principal Employer hereby amends the Plan, effective as of the date of adoption of this Amendment, as follows:

     1. The words "TBG Plan" are hereby deleted from the second sentence of
Section 14.1 of the Plan.

     IN WITNESS WHEREOF, THE LAMSON & SESSIONS CO., by its appropriate officers duly authorized, and C.E. ALLEN, J.J. ABEL, R.E. HOUSE and L.C. ANDREANO have cause this Amendment No. 1 to the Plan to be executed as of the 29 day of
March , 1995.                                                   --
-----
                                     THE LAMSON & SESSION CO.

                                             ("Principal Employer")

                                     By  /s/C.E. Allen
                                        ---------------------------------------

                                     And  /s/J.J. Abel
                                        ---------------------------------------

                                       /s/C.E. Allen
                                     ------------------------------------------
                                          C.E. ALLEN

                                       /s/J.J. Abel
                                     ------------------------------------------
                                          J.J. ABEL

                                       /s/R.E. House
                                     ------------------------------------------
                                          R.E. HOUSE

                                       /s/L.C. Andreano
                                     ------------------------------------------
                                          L.C. ANDREANO

                                             ("Trustee")

                                AMENDMENT NO. 1
                                       TO
                           THE LAMSON & SESSIONS CO.
                             DEFERRED SAVINGS PLAN

     This Amendment No. 1 is made this 13 day of June, 1995, by THE LAMSON & SESSIONS CO. (hereinafter referred to as the "Company");

                                  WITNESSETH:

     WHEREAS, on September 5, 1986 The Lamson & Sessions Co. (hereinafter the "Company") established The Lamson & Sessions Co. Deferred Savings Plan (hereinafter the "Plan"), effective December 1, 1985; and

     WHEREAS, the Plan was amended and restated effective as of December 31, 1988; and

     WHEREAS, the Company desires to make certain other necessary and desirable changes;

     NOW, THEREFORE, in consideration of the foregoing, the Company hereby amends the Plan, effective June 1, 1995, as follows:

                                       I.

     Section 2.10 of the Plan is hereby amended by (i) the deletion of the word "or" at the end of subsection (h) thereof, (ii) the deletion of the period at the end of subsection (i) and the substitution of a semicolon in lieu thereof and (iii) the addition at the end thereof of new subsections (j), (k) and (l) to read as follows:

          "(j) for periods commencing on or after June 1, 1995, employed as an hourly employee at the Employer's Distribution Center in Allentown, Pennsylvania;

          (k) for periods commencing on or after July 1, 1995, employed as an hourly paid employee at the Aurora, Ohio Plant of the Employer's Carlon Division; or

          (l) for periods commencing on or after July 1, 1995, employed as an hourly paid employee at the Nazareth, Pennsylvania Plant of the Employer's Carlon Division."


                                      II.


Section 2.23 of the Plan is hereby amended in its entirety to read as follows:

          "2.23 "Participant" shall mean any Employee who:

          (a)  is an Eligible Employee and has completed the requirements of
               Section 3.2; or

          (b) on January 1, 1992 was a Participant in the Carlon Plan immediately prior to such date; or

          (c) on April 1, 1993 was an hourly paid employee of the Clinton, Iowa Plant, was a participant in the Retirement Plan for Hourly Paid Employees of Participating Units of the Carlon Division of The Lamson & Sessions Co. immediately prior to such date, met the eligibility requirements of Section 3.1 on April 1, 1993 and completed the requirements of Section 3.2; or

          (d) on June 30, 1995 was an hourly paid employee of the Aurora, Ohio Plant, was a participant in the Retirement Plan for Hourly Paid Employees of Participating Units of the Carlon Division of The Lamson & Sessions Co. immediately prior to such date, met the eligibility requirements of Section 3.1 on June 30, 1995 and completed the requirements of Section 3.2; or

          (e) on June 30, 1995 was an hourly paid employee of the Nazareth, Pennsylvania Plant, was a participant in the Retirement Plan for Hourly Paid Employees of Participating Units of the Carlon Division of The Lamson & Sessions Co. immediately prior to such date, met the eligibility requirements of Section 3.1 on June 30, 1995 and completed the requirements of
          Section 3.2; and

          shall also include any former Employee who is receiving or eligible to receive benefits under the Plan."


     IN WITNESS WHEREOF, the Company has caused this Amendment No. 1 to be executed as of the day and year first written above.

                                     THE LAMSON & SESSIONS CO.

                                               ("Company")


                                     By  /s/James J. Abel
                                        ---------------------------------------

                                     And  /s/Charles E. Allen
                                        ---------------------------------------

                                AMENDMENT NO. 3
                                       TO
                           THE LAMSON & SESSIONS CO.
                             DEFERRED SAVINGS PLAN


     THIS AMENDMENT is made this 1 day of May, 1996, by The Lamson & Sessions Co. (hereinafter referred to as the "Company");

                              W I T N E S S E T H:

     WHEREAS, the Company maintains The Lamson & Sessions Co. Deferred Savings Plan (hereinafter referred to as the "Plan"); and

     WHEREAS, the Company reserved the right to make certain amendments thereto; and

     WHEREAS, it is the desire of the Company to amend the Plan in order to bring the Plan into compliance with certain requirements of the Tax Reform Act of 1986 and subsequent tax acts;

     NOW, THEREFORE, the Company hereby amends the Plan effective as of December 31, 1988.

     1. Section 2.2 of the Plan is hereby amended to add the following thereto:

               or any organization required to be aggregated pursuant to
               Section 414(o) of the Code.

     2. Section 2.18 of the Plan is hereby amended to add the following thereto:

               A leased employee shall not be considered an employee of the Employer or an Affiliate if: (i) such employee is covered by a money purchase pension plan providing: (1) a nonintegrated employer contribution rate of at least 10 percent of compensation, as defined in section 415(c)(3) of the Code, but including amounts contributed pursuant to a salary reduction agreement which are excludable from the employee's gross income under section 125, section 402(e)(3), section 402(h)(1)(B) or section 403(b) of the Code,
               (2) immediate participation, and (3) full and immediate vesting; and (ii) leased employees do not constitute more than 20 percent of the recipient's nonhighly compensation workforce.

     3. Section 7.8 is amended by deleting the last sentence and replacing it with the following:

               Excess contributions of Highly Compensated Employees shall be reduced in the order of their Average Deferral Percentage ("ADP") or Average Contribution Percentage ("ACP"), as applicable, beginning with those Highly Compensated Employees with the highest ADP or ACP, as applicable, to the extent required to (i) either meet the ADP test in Section 7.2, the ACP test in Section 7.3 or the multiple use test of Section 7.4, as applicable, above or, (ii) cause such Highly Compensated Employee's ADP or ACP, as applicable, to equal the ADP or ACP, as applicable, of the Highly Compensated Employee with the next highest ADP or ACP, as applicable. This process must be repeated until the applicable test is satisfied.

     4. Section 12.1 of the Plan is hereby amended by adding the following parenthetical immediately preceding the words "Three Thousand Five Hundred Dollars" the first time such words appear in the Section:

               (and did not exceed as of any prior distribution) and by adding the following parenthetical immediately preceding the words "Three Thousand Five Hundred Dollars" the second time such words appear in the
Section:

               (or exceeded as of any prior distribution)

     5. Section 12.5 of the Plan is hereby amended by adding the following subsection (d) thereto:

         (d)  All distributions required or
              permitted under this Article or Article XIII shall be made in accordance with Section 401(a)(9) of the Code and the Treasury regulations thereunder, including the minimum distribution incidental benefit requirement of Treasury Regulation 1.401(a)(9)-2, which are incorporated herein by reference.

     6. The second paragraph of Section 13.2 of the Plan is hereby amended to provide as follows:

         Notwithstanding the foregoing provisions of this Section 13.2, the entire death benefit payable under this Section 13.2 must be completely distributed no later than December 31 of the calendar year containing the fifth anniversary of the date of the Participant's death, unless the method of distribution satisfies either (a) or (b), below:

         (a) The death benefit is payable as an annuity over the lifetime of a designated Beneficiary and distribution of the death benefit commences no later than December 31 of the calendar year immediately following the calendar year in which the Participant died; or

         (b) The death benefit is payable to the Participant's surviving Spouse (as a designated Beneficiary) as an annuity over the Spouse's lifetime and distribution of the death benefit commences no later than the later of (i) December 31 of the calendar year immediately following the calendar year in which the Participant died, or (ii) December 31 of the calendar year in which the Participant would have attained age seventy and one-half (70-1/2).

     7. Subparagraphs (i), (ii) and (iv) of Section 19.2(b) of the Plan are hereby amended by deleting the parenthetical which immediately follows the words "total remuneration" therein and substituting in lieu thereof the following parenthetical:

               (as defined in Section 414(q)(7) of the Code)


     IN WITNESS WHEREOF, the Company, by its duly authorized officers, has caused this Amendment to be executed as of the day and year first above written.

                                     THE LAMSON & SESSIONS CO.



                                     By  /s/Charles E. Allen
                                        ---------------------------------------


                                     And  /s/James J. Abel
                                        ---------------------------------------

                                AMENDMENT NO. 4

                                       TO

                THE LAMSON & SESSIONS CO. DEFERRED SAVINGS PLAN

     THIS AMENDMENT is entered into by and between THE LAMSON & SESSIONS CO., a corporation organized and existing under and by virtue of the laws of the State of Ohio (hereinafter called the "Principal Employer" and the "Employer"), and C.E. ALLEN, J.J. ABEL, R.E. HOUSE and L.C. ANDREANO, the individual trustees hereunder (hereinafter collectively called the "Trustee").

                              W I T N E S S E T H:

     WHEREAS, on September 5, 1986 the Principal Employer established the Lamson & Sessions Co. Deferred Savings Plan (hereinafter called the "Plan"), effective December 1, 1985; and

     WHEREAS, on December 16, 1994, the Principal Employer amended and restated the Plan effective December 31, 1988 in order to bring it into compliance with the Tax Reform Act of 1986 and regulations issued thereunder and various other laws and regulations in effect, and to make certain other necessary and desirable changes; and

     WHEREAS, the Principal Employer subsequently amended the Plan; and

     WHEREAS, the Principal Employer has determined that it is appropriate to further amend the Plan;

     NOW THEREFORE, the Principal Employer hereby amends the Plan, effective as of November 8, 1995, as follows:

     1. Section 11.1 of the Plan is hereby amended by the addition of the following paragraph at the end thereof:

                    "In addition, notwithstanding anything contained in the
               Plan to the contrary, each Participant:

                    (a) who was an employee of Valley-Todeco, Inc. on November 8, 1995; and

                    (b) who was not previously fully vested in his Employer Account;

               shall become fully vested in his Employer Account as of November 8, 1995."

     2.   Section 12.4 of the plan is hereby amended to read as follows:

               "12.4 Notice Requirements. The Plan Administrator shall, no less than thirty (30) days and no more than ninety (90) days before the date the benefits of a Participant who elects an annuity under
          Section 12.1 are to commence, provide the Participant with a written explanation of (1) the terms and conditions of the annuity, (2) the Participant's right to make, and the effect of, an election to waive such annuity, (3) the rights of the Participant's Spouse in regard to such election, (4) the right to make, and the effect of, a revocation of such election, and (5) the relative values of the methods of payment described in Section 12.1. If the

               Participant, after having received the written explanation described in the preceding paragraph, affirmatively elects to waive the Spouse Joint and Survivor Annuity and elect an alternate form of distribution and the Participant's Spouse consents to that form of distribution (if necessary), the Plan Administrator may make the distribution less than thirty days after the written explanation was provided to the Participant, provided the following requirements are met:

               (a) The Plan Administrator provided information to the Participant, at the same time the Plan Administrator provided the written explanation described in the first paragraph of this Section, clearly indicating that the Participant has a right to at least thirty (30) days to consider whether to waive the qualified joint and survivor annuity and consent to a form of distribution other than a qualified joint and survivor annuity.

               (b) The Participant is permitted to revoke an affirmative distribution election at least until the annuity starting date, or, if later, at any time prior to expiration of the 7-day period that begins the day after the written explanation described in the preceding paragraph is provided to the Participant.

               (c) The annuity starting date is after the date that the written explanation of the qualified joint and survivor annuity is provided to the Participant.

               (d) Distribution in accordance with the Participant's affirmative distribution election does not commence before the expiration of the 7-day period that begins the day after the written explanation described in the first paragraph of this Section is provided to the Participant."

               If the distribution is one to which sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after the notice required under section 1.411(a)-11(c) of the Income Tax Regulations is given, provided that:

               (a) the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

               (b) the Participant, after receiving the notice, affirmatively elects a distribution.

     3.   A new Section 12.6 is hereby added to the Plan, immediately after
          Section 12.5 of the Plan, to read as follows:

               "12.6 Distribution on Sale. Notwithstanding any other provision of the Plan, a Participant whose employment with the Principal Employer and all Affiliates terminates as a result of the sale of a business operation of the Principal Employer or an Affiliate (including a sale of assets or stock, or by merger), and who remains in employment at such business operation following such sale generally shall not be entitled to a distribution of benefits from the Plan as a result of such sale. However, a Participant whose employment with the Principal Employer and all Affiliates terminated as a result of a transaction described in this Section shall be eligible to receive a distribution of his or her entire account, provided that such distribution shall constitute a "lump sum distribution" within the meaning of Section 401 (k)(10)(B) of the Code. The following transactions are described in this Section:

                Description of     Date of
                Transaction        Transaction        Purchaser
                -----------------  -----------------  ---------
                Sale of the stock  November 8, 1995   McKechnie
                of Valley-Todeco,                     Investments,
                Inc.                                  Inc.

     4. Section 22.8 of the Plan is hereby amended by the addition of the following at the end thereof:

               "To the extent permitted under Code Section 401(a)(31) and the regulations thereunder, a direct rollover described in this Section 22.8, with respect to a Participant, may include the remaining balance of any loan allocated to a Participant's account under the Plan, provided that only plans described in clauses (iii) and (iv) of subparagraph (b) of the third paragraph of this Section 22.8 that provide for the acceptance of direct rollovers that include loans of the type described in Article XX shall constitute eligible retirement plans for purposes of this paragraph."

     IN WITNESS THEREOF, THE LAMSON & SESSIONS CO., by its appropriate officers duly authorized, and C.E. ALLEN, J.J. ABEL, R.E. HOUSE and L.C. ANDREANO have caused this Amendment No. 4 to the Plan to be executed as of the 28 day of October, 1996.
-------
                                     THE LAMSON & SESSIONS CO.
                                             ("Principal Employer")


                                     By  /s/James J. Abel
                                        ---------------------------------------

                                     And  /s/C.E. Allen
                                        ---------------------------------------


                                       /s/C.E. Allen
                                     ------------------------------------------
                                          C.E. ALLEN

                                       /s/J.J. Abel
                                     ------------------------------------------
                                          J.J. ABEL

                                       /s/R.E. House
                                     ------------------------------------------
                                          R.E. HOUSE

                                       /s/L.C. Andreano
                                     ------------------------------------------
                                          L.C. ANDREANO

                                             ("Trustee")

                                AMENDMENT NO. 4
                                     TO
                           THE LAMSON & SESSIONS CO.
                             DEFERRED SAVINGS PLAN

     THIS AMENDMENT is made this 10th day of December, 1997, by The Lamson & Sessions Co. (hereinafter referred to as the "Company");

                              W I T N E S S E T H:

     WHEREAS, the Company maintains The Lamson & Sessions Co. Deferred Savings Plan (hereinafter referred to as the "Plan"); and

     WHEREAS, the Company reserved the right to make certain amendments thereto; and

     WHEREAS, it is the desire of the Company to amend the Plan in order to bring the Plan into compliance with certain requirements of the Taxpayer Relief Act of 1997;

     NOW, THEREFORE, the Company hereby amend the Plan, effective January 1,
1998.

          1. Section 12.1 is amended by deleting "Three Thousand Five Hundred Dollars ($3,500.00)" wherever it appears and inserting "Five Thousand Dollars ($5,000.00)" in its place.

          2. Section 12.5 is amended by deleting "Three Thousand Five Hundred Dollars ("$3,500.00)" and inserting "Five Thousand Dollars ($5,000.00)" in its place.

          3. Section 13.2 is amended by deleting "Three Thousand Five Hundred Dollars ($3,500.00)" wherever it appears and inserting "Five Thousand Dollars ($5,000.00)" in its place.

          4. The first paragraph of Section 20.6 is amended by deleting the second to last sentence in the paragraph, and hereinafter the paragraph shall read as follows:

               "The term of each loan made under this Article XX shall be arrived at by mutual agreement between the Trustee and the borrower pursuant to a uniform, nondiscriminatory policy; provided, however, that (1) such term shall in no event exceed five (5) years unless the loan is used to acquire a dwelling unit which is to be used within a reasonable time as a principal residence of the borrower, in which case, such loan may be for such term as is customary in similar transactions involving lending institutions, and (2) all loans shall be amortized in level payments made not less frequently than quarterly over the term of the loan. All loan repayments and interest earned on any loan shall be credited to the Participant's account in proportion to amounts that were drawn from the accounts to make the loan."

     IN WITNESS WHEREOF, the Company, by its duly authorized officers, has caused this Amendment to be executed as of the day and year first written above.

                                     THE LAMSON & SESSIONS CO.

                                     By  /s/James J. Abel
                                        ---------------------------------------

                                     And  /s/Charles E. Allen
                                        ---------------------------------------

                                AMENDMENT NO. 6
                                      TO
                           THE LAMSON & SESSIONS CO.
                             DEFERRED SAVINGS PLAN


     THIS AMENDMENT is made this 17th day of February, 1998, by The Lamson and Sessions Co. (hereinafter referred to as the "Company");

                              W I T N E S S E T H:

     WHEREAS, the Company maintains The Lamson & Sessions Co. Deferred Savings Plan (hereinafter referred to as the "Plan"); and

     WHEREAS, the Company reserved the right to make certain amendments thereto; and

     WHEREAS, it is the desire of the Company to amend the Plan in order to bring the Plan into compliance with certain requirements of the Tax Reform Act of 1986 and subsequent tax acts;

     NOW THEREFORE, the Company hereby amends the Plan effective as of January 1, 1998 as follows:

            1. Section 2.10 of the Plan is hereby amended to add the
               following subsection (m) thereto:

               (m) for periods commencing on and after April 1, 1996, employed as an hourly employee of the High Springs, Florida Plant of the Employer's Carlon Division;

            2. Section 2.23 of the Plan is hereby amended to add the
               following subsection (f) thereto:

               (f) on April 1, 1996 was an hourly paid employee of the High Springs, Florida Plant, was a participant in the Retirement Plan for Hourly Paid Employees of Participating Units of the Carlon Division of The Lamson & Sessions Co. immediately prior to such date, met the eligibility requirements of Section

                    3.1 on April 1, 1996 and completed the requirements of
                    Section 3.2; and

               3. A new Section 2.34 is hereby added to the Plan and all subsequent sections renumbered as follows:

                    2.34 "Stock" shall mean the common stock of the Principal
                         Employer.

               4. Section 2.38 (formerly Section 2.37) of the Plan is hereby amended by adding the following paragraph thereto:

                    For purposes of determining a Year of Service, employment with Dimango Products, Inc. shall be treated as employment with the Employer.

               5. Sections 9.1, 9.2, 9.3 and 9.4 of the Plan are hereby amended to provide as follows:

               9.1 Investment Direction by Participant. Each Participant shall direct how contributions made by the Employer on his behalf shall be invested among the investment options available under the Plan. The Participant shall communicate such investment direction, in such manner as the Plan Administrator may provide, which communication shall specify how such contributions shall be allocated among such investment options. The percentage of such allocation shall be in multiples of one percent (1%) and shall apply uniformly to all contributions.

               9.2 Change in Investment Direction. A Participant may, no less frequently than once each calendar quarter, change his investment direction with respect to his future contributions in such manner as the Plan Administrator may provide. The Participant may thereby direct the Trustee to invest his future contributions in multiples of one percent (1%) to any one or a combination of the investment options available under the Plan. Such investment direction shall apply to contributions made by or on behalf of the Participant on or after the effective date of such change.

               9.3 Change in Investment of Prior Contributions. A Participant or a Beneficiary may, no less frequently than once each calendar quarter, change his investment direction with respect to prior contributions in such manner as the Plan Administrator may provide. The Participant or Beneficiary may thereby direct the Trustee to transfer all or a portion of the value of his accounts in multiples of one percent (1%) to any one or a combination of the investment options available under the Plan.

               9.4 Notice to Trustee. All Participant and Beneficiary investment directions and changes thereof communicated to the Plan Administrator pursuant to the provisions of this
                    Article IX shall be promptly communicated by the Plan Administrator to the Trustee. All investment directions shall set forth the portion of the Trust Fund assets which shall be subject to such investment direction.

               6. New Section 9.7 is hereby added to the Plan to read as follows:

               9.7  Investment in Stock

               (a) Voting and Consents. Stock held by the Trustee in Participant accounts under the Plan shall be voted by the Trustee (or independent fiduciary, if applicable) at each meeting of stockholders of the Principal Employer as instructed in writing by the Participants to whose accounts such Stock is credited, subject to the provisions of this
                    Section 9.7. The Principal Employer shall cause each Participant to be provided with a copy of the notice of each meeting of stockholders and the proxy statement relating thereto, together with an appropriate form for the Participant to indicate his confidential voting or consent instructions to the Trustee (or independent fiduciary, if applicable). If instructions are not timely received by the Trustee (or independent fiduciary, if applicable) with respect to any Stock, the Trustee (or independent fiduciary, if applicable) will not vote the uninstructed Stock or provide such consents. The Trustee (or independent fiduciary, if applicable) shall not divulge to any Employer the instructions of any Participant.

               (b) Tender or Exchange Offer. In the event of a tender or exchange offer for shares of Stock, the Plan Administrator shall utilize its best efforts to timely distribute or cause to be distributed to each Participant (or, in the event of his death, his Beneficiary) such information as will be distributed to stockholders of the Principal Employer in connection with any such tender or exchange offer, together with a form requesting confidential instructions as to whether or not shares of Stock in such Participant's accounts shall be tendered or exchanged by the Trustee (or independent fiduciary, if applicable). Each Participant (or his Beneficiary) shall have the right, to the extent of his investment in Stock, to direct the Trustee (or independent fiduciary, if applicable) in writing as to the manner in which to respond to such tender or exchange offer, and the Trustee (or independent fiduciary, if applicable) shall respond in accordance with the instructions so received.
                    If the Trustee (or independent fiduciary, if applicable) shall not receive timely direction from a Participant (or his Beneficiary) as to the manner in which to respond to such tender or exchange offer, the Trustee (or independent fiduciary, if applicable) shall not tender or exchange any shares of Stock held in such Participant's accounts and the Trustee (or independent fiduciary, if applicable) shall have no discretion in such matter. The Trustee (or independent fiduciary, if applicable) shall not divulge to any Employer the instructions of any Participant.

               7. A new sentence is hereby added to Section 12.1 immediately following "Any lump sum payment shall be made in accordance with the provisions of Section 22.8" to read as follows:

                    A lump sum payment from a Participant's accounts containing shares of Stock may be paid, in accordance with the Participant's election, (i) in whole shares of Stock held in his accounts and cash in lieu of fractional shares of Stock held in his accounts or (ii) entirely in cash.

               8. A new sentence is hereby added to Section 13.2 at the end of the first paragraph thereof, as follows:

                    A lump sum payment from a Participant's accounts containing shares of Stock may be paid, in accordance with the Beneficiary's election, (i) in whole shares of Stock held in the Participant's accounts and cash in lieu of fractional shares of stock held in the Participant's accounts or (ii) entirely in cash.

               9. A new sentence is hereby added to Section 16.2 of the Plan as the second sentence thereof, as follows:

                    The Trustee shall purchase shares of Stock on a national securities exchange at market prices current at the time of purchase or in such other manner as the Trustee, in its sole discretion, may determine.

     IN WITNESS WHEREOF, the Company, by its duly authorized officers, has caused this Amendment to be executed as of the day and year first above written.


                                        THE LAMSON & SESSIONS CO.

                                        By: /s/James J. Abel
                                           ------------------------------------

                                        TRUSTEES:

                                        /s/James J. Abel
                                        ---------------------------------------
                                        James J. Abel

                                        /s/Charles E. Allen
                                        ---------------------------------------
                                        Charles E. Allen

                                        /s/Raymond E. House
                                        ---------------------------------------
                                        Raymond E. House

                                        /s/Lucille C. Andreano
                                        ---------------------------------------
                                        Lucille C. Andreano